                                 EXHIBIT 4.A.4


                               CREDIT AGREEMENT


      This CREDIT AGREEMENT, dated as of February 16, 1996, among Louisiana-Pacific Corporation, a corporation organized under the laws of the State of Delaware (the "Company"), the several financial institutions from time to time party to this Agreement (collectively, the "Banks"; individually, a "Bank"), and Bank of America National Trust and Savings Association, as agent for the Banks and the Designated Bidders.

                               WITNESSETH THAT:

      WHEREAS, the Banks have agreed to make available to the Company a revolving credit facility with a swingline subfacility upon the terms and conditions set forth in this Agreement;

      NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter contained, the parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

      1.01 Certain Defined Terms. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated for purposes of this Agreement:

            "Absolute Rate" has the meaning specified in subsection 2.06(c)(ii)(D).

            "Absolute Rate Auction" means a solicitation of Competitive Bids setting forth Absolute Rates pursuant to
      Section 2.06.

            "Absolute Rate Bid Loan" means a Bid Loan that bears interest at a rate determined with reference to the Absolute Rate.

            "Agent" means BofA in its capacity as agent for the Banks and the Designated Bidders hereunder, and any successor agent arising under Section 9.09.

            "Agent-Related Persons" means BofA in its capacity as Agent and any successor agent arising under Section 9.09, together with their respective affiliates (including, in the case of BofA, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and affiliates.

            "Agent's Payment Office" means the address for payments set forth on Schedule 10.02 in relation to the Agent, or such other address as the Agent may from time to time specify.

            "Agreement" means this Credit Agreement.

            "Applicable Margin" means, in respect of all Committed Loans outstanding on any date (A) for the period from the Closing Date through March 31, 1996, 0.1700% for Offshore Rate Committed Loans and 0.0000% for Base Rate Committed Loans and Swingline Loans, and (B) from and after April 1, 1996, the percentage specified below opposite the Interest Coverage Ratio (which ratio shall be calculated for the relevant four fiscal quarter period) calculated for the periods described below.

      Interest Coverage Ratio
      at End of Fiscal Quarter                  Applicable Margin
      ------------------------            ---------------------------

                                                Offshore    Base Rate
                                                  Rate         and
                                                --------    Swingline
                                                            ---------
      Greater than or equal to
      5.00 to 1.00                              0.1700%    0.0000%

      Greater than 3.00 to 1.00 but
      less than 5.00 to 1.00                    0.2500%    0.0000%

      Less than 3.00 to 1.00                    0.3250%    0.0000%


      The Applicable Margin for each fiscal quarter commencing on and after April 1, 1996 shall be calculated in reliance on the financial reports delivered pursuant to subsections 6.07(a) and 6.07(b) and the certificate delivered with respect thereto pursuant to subsection 6.07(c) with respect to the fiscal quarter ending immediately before the fiscal quarter in question (e.g., March 31 financials determine the Applicable Margin for the fiscal quarter beginning April 1). As such financial reports and certificate are not required to be delivered hereunder until 45 days (or 90 days in the case of fiscal year-end financial reports) after the end of the applicable fiscal quarter, the Applicable Margin for each fiscal quarter shall be assumed for interim calculation and collection purposes, until delivery of such financial reports and certificate, to be the same as for the immediately preceding fiscal quarter. The Applicable Margin shall be adjusted automatically in accordance with the provisions of
      Section 2.17 as to all Committed Loans then outstanding (without regard to the timing of Interest Periods) as of the effective date of any change in the Applicable Margin.

            "Arranger" means BA Securities, Inc., a Delaware corporation.

            "Bank" has the meaning specified in the introductory clause hereto. References to the "Banks" shall include BofA, including in its capacity as the Swingline Bank; for purposes of clarification only, to the extent that BofA may have any rights or obligations in addition to those of the Banks due to its status as the Swingline Bank, its status as such will be specifically referenced.

            "Base Rate" means, for any day, the higher of: (a) 0.50% per annum above the latest Federal Funds Rate; and (b) the rate of interest in effect for such day as publicly announced from time to time by BofA in San Francisco, California, as its "reference rate." (The "reference rate" is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.)

            Any change in the reference rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

            "Base Rate Committed Loan" means a Committed Loan that bears interest based on the Base Rate.

            "Bid Borrowing" means a Borrowing hereunder consisting of one or more Bid Loans made to the Company on the same day by one or more Banks or Designated Bidders.

            "Bid Loan" means a Loan by a Bank or a Designated Bidder to the Company under Section 2.05, which may be a LIBOR Bid
      Loan or an Absolute Rate Bid Loan.

            "Bid Loan Lender" means, in respect of any Bid Loan, the Bank or Designated Bidder making such Bid Loan to the Company.

            "BofA" means Bank of America National Trust and Savings Association, a national banking association.

            "Borrowing" means a borrowing hereunder consisting of (i) Committed Loans of the same Type made to the Company on the same day by the Banks, (ii) Bid Loans made to the Company on the same day by the Banks or Designated Bidders, or (iii) a Swingline Loan or Loans made to the Company on the same day by the Swingline Bank, in each case pursuant to Article II, and, other than in the case of Base Rate Committed Loans and Swingline Loans, having the same Interest Period.

            "Borrowing Date" means any date on which a Borrowing occurs under Section 2.03, Section 2.06, or Section 2.07, as applicable.

            "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or San Francisco are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, means such a day on which dealings are carried on in the applicable offshore dollar interbank market.

            "Closing Date" means the date on which all conditions precedent set forth in Section 4.01 are satisfied or waived by all Banks (or, in the case of subsection 4.01(e), waived by the Person entitled to receive such payment).

            "Code" means the Internal Revenue Code of 1986, and regulations promulgated thereunder.

            "Commitment", as to each Bank, has the meaning specified in subsection 2.01(a).

            "Committed Borrowing" means a Borrowing hereunder consisting of Committed Loans made on the same day by the Banks ratably according to their respective Pro Rata Shares and, in the case of Offshore Rate Committed Loans, having the same
      Interest Periods.

            "Committed Loan" means a Loan by a Bank to the Company under Section 2.01, and may be an Offshore Rate Committed Loan or a Base Rate Committed Loan (each, a "Type" of Committed
      Loan).

            "Competitive Bid" means an offer by a Bank or a Designated Bidder to make a Bid Loan in accordance with subsection 2.06(b).

            "Competitive Bid Request" has the meaning specified in subsection 2.06(a).

            "Compliance Certificate" means a certificate substantially in the form of Exhibit C.

            "Conversion/Continuation Date" means any date on which, under Section 2.04, the Company (a) converts Committed Loans of one Type to another Type, or (b) continues as Committed Loans of the same Type, but with a new Interest Period, Committed Loans having Interest Periods expiring on such date.

            "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

            "Designated Bidder" means an affiliate of a Bank that is an entity described in clause (i) or (ii) of the definition of "Eligible Assignee" and that has become a party hereto pursuant to Section 10.09.

            "Designation Agreement" means a designation agreement entered into by a Bank and a Designated Bidder and accepted by the Agent, in substantially the form of Exhibit K.

            "Dollars", "dollars", and "$" means dollars of the United States of America.

            "EBIT" means, for any period, for the Company and its Subsidiaries on a consolidated basis, determined in accordance with GAAP, the sum of (a) net income (or net loss) for such period plus (b) all amounts treated as expenses for interest to the extent included in the determination of such net income (or loss), plus (c) all accrued taxes on or measured by income to the extent included in the determination of such net income (or loss); provided, however, that net income (or loss) shall be computed for these purposes without giving effect to extraordinary losses or extraordinary gains or the cumulative effect of changes in accounting principles.

            "Eligible Assignee" means (i) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $250,000,000;
      (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $250,000,000, provided that such bank is acting through a branch or agency located in the United States; and (iii) a Person that is primarily engaged in the business of commercial banking and that is (A) a Subsidiary of a Bank, (B) a Subsidiary of a Person of which a Bank is a Subsidiary, or (C) a Person of which a Bank is a Subsidiary.

            "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

            "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

            "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under
      Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization;
      (d) the filing of a notice of intent to terminate a Pension Plan or Multiemployer Plan, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under
      Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

            "Eurodollar Reserve Percentage" has the meaning specified in the definition of "Offshore Rate".

            "Event of Default" means any event listed in
      Section 8.01.

            "Existing Agreement" has the meaning specified in subsection 4.01(g).

            "Facility Fee Percentage" means (A) for the period from the Closing Date through March 31, 1996, 0.0800%, and (B) from and after April 1, 1996, the percentage specified below opposite the Interest Coverage Ratio (which ratio shall be calculated for the relevant four fiscal quarter period) calculated for the periods described below.

      Interest Coverage Ratio       Facility Fee
      at End of Fiscal Quarter       Percentage
      --------------------------    ------------

      Greater than or equal to
      5.00 to 1.00                    0.0800%

      Greater than 3.00 to 1.00
      but less than 5.00 to 1.00      0.1250%

      Less than 3.00 to 1.00          0.1750%


      The Facility Fee Percentage for each fiscal quarter commencing on and after April 1, 1996 shall be calculated in reliance on the financial reports delivered pursuant to subsections 6.07(a) and 6.07(b) and the certificate delivered with respect thereto pursuant to subsection 6.07(c) with respect to the fiscal quarter ending immediately before the fiscal quarter in question (e.g., March 31 financials determine the Facility Fee Percentage for the fiscal quarter beginning April 1). As such financial reports and certificate are not required to be delivered hereunder until 45 days (or 90 days in the case of fiscal year-end financial reports) after the end of the applicable fiscal quarter, the Facility Fee Percentage for each fiscal quarter shall be assumed for interim calculation and collection purposes, until delivery of such financial reports and certificate, to be the same as for the immediately preceding fiscal quarter. The facility fee payable hereunder shall be adjusted automatically in accordance with the provisions of Section 2.17 as of the effective date of any change in the Facility Fee Percentage.

            "FDIC" means the Federal Deposit Insurance Corporation, and any governmental authority succeeding to any of its principal functions.

            "Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

            "Fee Letter" has the meaning specified in subsection
      2.12(b).

            "FRB" means the Board of Governors of the Federal Reserve System, and any governmental authority succeeding to any of its principal functions.

            "Funded Debt" means indebtedness for borrowed money or liability under a lease which is the primary source of payment of industrial revenue or pollution control bonds. Funded Debt also includes Purchase Money Indebtedness, prepayment deposits in respect of sales contracts and unfunded reserves maintained with respect to pending or threatened disputes or settlement thereof.

            "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

            "Indemnified Liabilities" has the meaning specified in
      Section 10.05.

            "Interest Coverage Ratio" means, as measured quarterly on the last day of each fiscal quarter for the four fiscal quarter period then ending, the ratio of (i) EBIT to (ii) an amount equal to the consolidated interest expense (including capitalized interest) of the Company and its Subsidiaries for the four fiscal quarter period then ending calculated in accordance with GAAP.

            "Interest Payment Date" means, (a) as to any Offshore Rate Committed Loan or Bid Loan, the last day of each Interest Period applicable to such Loan, (b) as to any Base Rate Committed Loan, the last Business Day of each calendar quarter and each date such Base Rate Committed Loan is converted into another Type of Committed Loan, and (c) as to any Swingline Loan, the Business Day agreed upon by the Company and the Swingline Bank, which will not be later than the fourteenth Business Day following the Borrowing Date thereof or, if sooner, the date set forth in clause (a) of the definition of Revolving Termination Date; provided, however, that (i) if any Interest Period for an Offshore Rate Committed Loan exceeds three months, the date that falls three months after the beginning of such Interest Period and after each Interest Payment Date thereafter is also an Interest Payment Date, and
      (ii) as to any Bid Loan, such intervening dates prior to the maturity thereof as may be specified by the Company and agreed to by the applicable Bid Loan Lender in the applicable Competitive Bid shall also be Interest Payment Dates.

            "Interest Period" means, (a) as to any Offshore Rate Committed Loan, the period commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as an Offshore Rate Committed Loan, and ending on the date one, two, three or six months thereafter as selected by the Company in its Notice of Borrowing or Notice of Conversion/Continuation, as the case may be; (b) as to any LIBOR Bid Loan, a period of one to twelve months as selected by the Company in the applicable Competitive Bid Request; and (c) as to any Absolute Rate Bid Loan, a period of not less than 7 days and not more than 365 days as selected by the Company in the applicable Competitive Bid Request;

      provided that:

                  (i)   if any Interest Period would
            otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless, in the case of an Offshore Rate Loan, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                  (ii)  any Interest Period pertaining to an
            Offshore Rate Loan that begins on the last
            Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                  (iii)  no Interest Period for any Loan
            shall extend beyond February 16, 2001.

            "Invitation for Competitive Bids" means a solicitation for Competitive Bids, substantially in the form of Exhibit F.

            "IRS" means the Internal Revenue Service, and any governmental authority succeeding to any of its principal functions under the Code.

            "Lending Office" means, as to any Bank or Designated Bidder, the office or offices of such Bank or Designated Bidder specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, on Schedule 10.02, or such other office or offices as such Bank or Designated Bidder may from time to time notify the Company and the Agent.

            "LIBOR Rate" means, for any Interest Period with respect to a LIBOR Bid Loan the rate of interest per annum determined by the Agent to be the arithmetic mean (rounded upward to the nearest 1/16th of 1%) of the rates of interest per annum notified to the Agent by each Reference Bank as the rate of interest at which dollar deposits in the approximate amount of the LIBOR Bid Loans to be borrowed in such Bid Loan Borrowing and having a maturity comparable to such Interest Period would be offered to major banks in the London interbank market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

            "LIBOR Auction" means a solicitation of Competitive Bids setting forth a LIBOR Bid Margin pursuant to Section 2.06.

            "LIBOR Bid Loan" means any Bid Loan that bears interest at a rate based upon the LIBOR Rate.

            "LIBOR Bid Margin" has the meaning specified in subsection 2.06(c)(ii)(C).

            "Loan" means an extension of credit by a Bank, the Swingline Bank or a Designated Bidder, as the case may be, to the Company under Article II, and may be a Committed Loan, a Swingline Loan, or a Bid Loan.

            "Majority Banks" means (a) at any time prior to the Revolving Termination Date, or after the Revolving Termination Date if no Loans are then outstanding, Banks then holding at least 60% of the Commitments, and (b) otherwise, Banks then holding at least 60% of the then aggregate unpaid principal amount of the Loans. For purposes of this definition, each Bank shall be deemed to hold all outstanding Bid Loans of such Bank's Designated Bidders.

            "Multiemployer Plan" means a "multiemployer plan", within the meaning of Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

            "Net Worth" means the total, determined on a consolidated basis for the Company and its Subsidiaries, of (1) the capital accounts as determined by GAAP and (2) debt which is subordinated by the holders thereof to the Loans and other sums now or hereafter owed by the Company or Subsidiaries to the Agent, the Banks or the Designated Bidders with respect to the Loans or otherwise under this Agreement or the Notes, by arrangements or agreements in form and substance satisfactory to the Majority Banks.

            "Notes" has the meaning specified in subsection 2.02(b).

            "Notice of Borrowing" means a notice in substantially the form of Exhibit A.

            "Notice of Conversion/Continuation" means a notice in substantially the form of Exhibit B.

            "Offshore Rate" means, for any Interest Period, with respect to Offshore Rate Committed Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/16th of 1%) determined by the Agent as follows:


      Offshore Rate =                 LIBOR
                      ------------------------------------
                      1.00 - Eurodollar Reserve Percentage

      Where,

            "Eurodollar Reserve Percentage" means for any day for any Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any Bank) under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"); and

            "LIBOR" means the rate of interest per annum determined by the Agent to be the arithmetic mean (rounded upward to the next 1/16th of 1%) of the rates of interest per annum notified to the Agent by each Reference Bank as the rate of interest at which dollar deposits in the approximate amount of the amount of the Loan to be made or continued as, or converted into, an Offshore Rate Committed Loan by such Reference Bank and having a maturity comparable to such Interest Period would be offered to major banks in the London interbank market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

            The Offshore Rate shall be adjusted automatically as to all Offshore Rate Loans then outstanding as of the effective date of any change in the Eurodollar Reserve Percentage.

            "Offshore Rate Committed Loan" means any Committed Loan that bears interest based on the Offshore Rate.

            "Offshore Rate Loan" means any LIBOR Bid Loan or any
      Offshore Rate Committed Loan.

            "Other Taxes" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (but not including such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Bank's or Designated Bidder's net income) which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other documents or instruments given in connection herewith.

            "PBGC" means the Pension Benefit Guaranty Corporation, or any governmental authority succeeding to any of its principal functions under ERISA.

            "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Company sponsors or maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

            "Permitted Swap Obligations" means all obligations (contingent or otherwise) of the Company or any Subsidiary existing or arising under Swap Contracts, provided that each of the following criteria is satisfied: (a) such obligations are (or were) entered into by such Person for the purpose of directly mitigating risks associated with liabilities, commitments or assets held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person in conjunction with a securities repurchase program not otherwise prohibited hereunder, and not for purposes of speculation or taking a "market view;" and (b) such Swap Contracts do not contain any provision ("walk-away" provision) exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party.

            "Person" means any individual, association, joint venture, partnership, joint stock company, corporation, trust, business trust, government, governmental agency, governmental subdivision or other entity.

            "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Company sponsors or maintains or to which the Company makes, is making, or is obligated to make contributions and includes any Pension Plan.

            "Pro Rata Share" means, as to any Bank at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Bank's Commitment divided by the combined Commitments of all Banks.

            "Purchase Money Indebtedness" means indebtedness incurred for the purchase of assets either by way of deferred payment of the purchase price thereof or by borrowing in order to finance such purchase.

            "Reference Banks" means BofA and The Chase Manhattan
      Bank, N.A.

            "Reportable Event" means any of the events set forth in
      Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

            "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a governmental authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

            "Revolving Termination Date" means the earlier to occur of:

                  (a)   February 16, 2001; and

                  (b) the date on which the Commitments terminate in accordance with the provisions of this Agreement.

            "Subsidiary" of a Person means any corporation, association, partnership, joint venture or other business entity of which more than 50% of the voting stock or other equity interests (in the case of Persons other than corporations) is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Company.

            "Swap Contract" means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

            "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Bank).

            "Swingline Bank" means BofA.

            "Swingline Borrowing" means a Borrowing hereunder consisting of one or more Swingline Loans made to the Company on the same day by the Swingline Bank.

            "Swingline Clean-Up Day" has the meaning specified in subsection 2.09(c).

            "Swingline Commitment" has the meaning specified in subsection 2.01(b).

            "Swingline Loan" has the meaning specified in subsection 2.01(b).

            "Taxes" means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank, each Designated Bidder and the Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by such Person's net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Person is organized or maintains a lending office.

            "Type" has the meaning specified in the definition of "Committed Loan."

            "Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding that Plan pursuant to Section 412 of the Code for the applicable plan year.

            "United States" and "U.S." each means the United States of America.

      1.02 Accounting Principles. All financial computations required under this Agreement shall be made, and all financial information required under this Agreement shall be prepared, in accordance with GAAP, consistently applied. References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company.

                                  ARTICLE II
                                  THE CREDITS

      2.01 Amounts and Terms of Commitments. (a) Each Bank severally agrees, on the terms and conditions set forth herein, to make loans to the Company from time to time on any Business Day during the period from the Closing Date to the Revolving Termination Date in an aggregate amount not to exceed at any time outstanding, together with such Bank's participation, if any, in Swingline Loans then outstanding, the amount set forth on Schedule
2.01 (such amount, as the same may be reduced under Section 2.08 or as a result of one or more assignments under Section 10.08, the Bank's "Commitment"); provided, however, that, after giving effect to any Committed Borrowing, the aggregate principal amount of all outstanding Loans shall not at any time exceed the combined Commitments. Within the limits of each Bank's Commitment, and subject to the other terms and conditions hereof, the Company may borrow under this subsection 2.01(a), prepay under Section 2.09 and reborrow under this subsection 2.01(a).

      (b) The Swingline Bank agrees, on the terms and conditions set forth herein, to make a portion of the combined Commitments of all the Banks available to the Company by making swingline loans (each such loan a "Swingline Loan") to the Company from time to time on any Business Day during the period from the Closing Date to the Revolving Termination Date, in an aggregate principal amount not to exceed at any time outstanding $25,000,000 (as such amount may be reduced under Section 2.08 or as a result of one or more assignments under Section 10.08, the Swingline Bank's "Swingline Commitment"), notwithstanding the fact that such Swingline Loans, when aggregated with the Swingline Bank's outstanding Committed Loans, may exceed the Swingline Bank's Commitment; provided, however, that, after giving effect to any Borrowing of a Swingline Loan, the aggregate principal amount of all outstanding Loans shall not at any time exceed the combined Commitments. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company may borrow under this subsection 2.01(b), prepay under
Section 2.09 and reborrow under this subsection 2.01(b).

      2.02  Loan Accounts.

      (a) The Loans made by each Bank or Designated Bidder shall be evidenced by one or more loan accounts or records maintained by such Bank or Designated Bidder in the ordinary course of business. The loan accounts or records maintained by the Agent and each Bank or Designated Bidder shall be rebuttable presumptive evidence of the amount of the Loans made by the Banks and Designated Bidders to the Company and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Loans.

      (b) Upon the request of any Bank or Designated Bidder made through the Agent, the Loans made by such Bank or Designated Bidder may be evidenced by one or more notes in the form of Exhibit I or Exhibit J hereto, as applicable (the "Notes"), instead of loan accounts. Each such Bank or Designated Bidder shall endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the Company with respect thereto. Each such Bank and Designated Bidder is irrevocably authorized by the Company to endorse its Note(s) and each Bank's or Designated Bidder's notations on its Note(s) or other loan accounts or records shall be rebuttable presumptive evidence of the amount of the Loans made by such Bank or Designated Bidder to the Company and the payments thereon; provided, however, that the failure of a Bank or Designated Bidder to make, or an error in making, a notation on its Note(s) or other loan accounts or records with respect to any Loan shall not limit or otherwise affect the obligations of the Company hereunder or under any such Note to such Bank or Designated Bidder.

      2.03  Procedure for Committed Borrowing.

      (a) Each Committed Borrowing shall be made upon the Company's irrevocable written notice delivered to the Agent in the form of a Notice of Borrowing (which notice must be received by the Agent prior to 9:00 a.m. (San Francisco time)) (i) three Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Committed Loans, and (ii) one Business Day prior to the requested Borrowing Date, in the case of Base Rate Committed Loans, specifying:

            (A) the amount of the Committed Borrowing, which shall be in an aggregate minimum amount of $5,000,000 or any multiple of $1,000,000 in excess thereof;

            (B) the requested Borrowing Date, which shall be a Business Day;

            (C)   the Type of Loans comprising the Committed
      Borrowing; and

            (D) the duration of the Interest Period applicable to any Offshore Rate Committed Loans included in such notice. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Committed Borrowing comprised of Offshore Rate Loans, such Interest Period shall be three months.

      (b) The Agent will promptly notify each Bank of its receipt of any Notice of Borrowing and of the amount of such Bank's Pro Rata Share of that Committed Borrowing.

      (c) Each Bank will make the amount of its Pro Rata Share of each Committed Borrowing available to the Agent for the account of the Company at the Agent's Payment Office by 11:00 a.m. (San Francisco time) on the Borrowing Date requested by the Company in funds immediately available to the Agent.
The proceeds of all such Committed Loans received in immediately available funds by the Agent by 11:00 a.m. (San Francisco time) on such Borrowing Date will then be made available to the Company by the Agent in immediately available funds at such office by crediting by 1:00 p.m. (San Francisco time) on such date the account of the Company on the books of BofA with the aggregate of the amounts made available in immediately available funds to the Agent by the Banks; provided, that, if on such Borrowing Date all or any portion of the proceeds thereof shall then be required to be applied to the repayment of any outstanding Swingline Loans pursuant to Section 2.07, such proceeds or portion thereof shall be applied to the repayment of such Swingline Loans. Subject to the proviso in the immediately preceding sentence, any proceeds of such Committed Loans received in immediately available funds by the Agent by 11:00 a.m. (San Francisco time) on such Borrowing Date and not credited to the Company by 1:00 p.m. (San Francisco time) on such date shall be deemed to have been disbursed on the following Business Day and interest shall begin to accrue thereon on such following Business Day.

      (d) After giving effect to any Committed Borrowing, there may not be more than seven different Interest Periods in effect in respect of all Committed Loans and Bid Loans together then outstanding.

      2.04  Conversion and Continuation Elections for Committed Borrowings.

      (a) The Company may, upon irrevocable written notice to the Agent in accordance with subsection 2.04(b):

            (i) elect, as of any Business Day, in the case of Base Rate Committed Loans, or as of the last day of the applicable Interest Period, in the case of any other Type of Committed Loans, to convert any such Committed Loans (or any part thereof in an amount not less than $5,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into Committed Loans of any other Type; or

            (ii) elect, as of the last day of the applicable Interest Period, to continue any Committed Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $5,000,000, or that is in an integral multiple of $1,000,000 in excess thereof);

provided, that if at any time the aggregate amount of Offshore Rate Committed Loans in respect of any Committed Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $5,000,000, such Offshore Rate Committed Loans shall automatically convert into Base Rate Committed Loans, and on and after such date the right of the Company to continue such Committed Loans as, and convert such Committed Loans into, Offshore Rate Committed Loans shall terminate.

      (b)   The Company shall deliver a Notice of Conversion/
Continuation to be received by the Agent not later than 9:00 a.m. (San Francisco time) at least (i) three Business Days in advance of the Conversion/Continuation Date, if the Committed Loans are to be converted into or continued as Offshore Rate Committed Loans and (ii) one Business Day in advance of the Conversion/Continuation Date, if the Committed Loans are to be converted into Base Rate Committed Loans, specifying:

            (A)   the proposed Conversion/Continuation Date;

            (B) the aggregate amount of Committed Loans to be converted or renewed;

            (C) the Type of Committed Loans resulting from the proposed conversion or continuation; and

            (D)   other than in the case of conversions into Base
      Rate Committed Loans, the duration of the requested Interest
      Period.

            (c) If upon the expiration of any Interest Period applicable to Offshore Rate Committed Loans, the Company has failed to select timely a new Interest Period to be applicable to such Offshore Rate Committed Loans, or if any Default or Event of Default then exists, the Company shall be deemed to have elected to convert such Offshore Rate Committed Loans into Base Rate Committed Loans effective as of the expiration date of such Interest Period.

            (d) The Agent will promptly notify each Bank of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by the Company, the Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Committed Loans with respect to which the notice was given held by each Bank.

            (e) Unless the Majority Banks otherwise agree, during the existence of a Default or Event of Default, the Company may not elect to have a Committed Loan converted into or continued as an Offshore Rate Committed Loan.

            (f) After giving effect to any conversion or continuation of Committed Loans, there may not be more than seven different Interest Periods in effect in respect of all Committed Loans and Bid Loans together then outstanding.

      2.05  Bid Borrowings.  In addition to Committed Borrowings pursuant to
Section 2.03, each Bank severally agrees that the Company may, as set forth in
Section 2.06, from time to time request the Banks and Designated Bidders prior to the Revolving Termination Date to submit offers to make Bid Loans to the Company; provided, however, that the Banks and Designated Bidders may, but shall have no obligation to, submit such offers and the Company may, but shall have no obligation to, accept any such offers, and any Bank may designate a Designated Bidder to make such offers from time to time and, if such offers are accepted by the Company, to make such Bid Loans; and provided, further, that at no time shall (a) the outstanding aggregate principal amount of all Bid Loans made by all Banks and Designated Bidders plus the outstanding aggregate principal amount of all Committed Loans made by all Banks plus the aggregate principal amount of all Swingline Loans then outstanding exceed the combined Commitments or (b) the number of Interest Periods for Bid Loans then outstanding plus the number of Interest Periods for Committed Loans then outstanding exceed seven.

      2.06  Procedure for Bid Borrowings.

      (a) When the Company wishes to request the Banks and Designated Bidders to submit offers to make Bid Loans hereunder, it shall transmit to the Agent by telephone call followed promptly by facsimile transmission a notice in substantially the form of Exhibit G (a "Competitive Bid Request") so as to be received no later than 9:00 a.m. (San Francisco time) (x) four Business Days prior to the date of a proposed Bid Borrowing in the case of a LIBOR Auction, or (y) two Business Days prior to the date of a proposed Bid Borrowing in the case of an Absolute Rate Auction, specifying:

            (i) the date of such Bid Borrowing, which shall be a Business Day;

            (ii) the aggregate amount of such Bid Borrowing, which shall be a minimum amount of $10,000,000 or in multiples of $1,000,000 in excess thereof;

            (iii) whether the Competitive Bids requested are to be for LIBOR Bid Loans or Absolute Rate Bid Loans or both; and

            (iv) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of "Interest Period" herein.

Subject to subsection 2.06(c), the Company may not request Competitive Bids for more than three Interest Periods in a single Competitive Bid Request and may not request Competitive Bids more than once in any period of five Business Days.

      (b) Upon receipt of a Competitive Bid Request, the Agent will promptly send to the Banks and Designated Bidders by facsimile transmission an Invitation for Competitive Bids, which shall constitute an invitation by the Company to each Bank and Designated Bidder to submit Competitive Bids offering to make the Bid Loans to which such Competitive Bid Request relates in accordance with this Section 2.06.

      (c)   (i)   Each Bank and Designated Bidder may at its discretion submit a Competitive Bid containing an offer or offers to make Bid Loans in response to any Invitation for Competitive Bids. Each Competitive Bid must comply with the requirements of this subsection 2.06(c) and must be submitted to the Agent by facsimile transmission at the Agent's office for notices set forth on
Schedule 10.02 (and immediately confirmed by a telephone call) not later than
(1) 6:30 a.m. (San Francisco time) three Business Days prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (2) 6:30 a.m. (San Francisco time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction; provided that Competitive Bids submitted by the Agent (or any affiliate of the Agent) in the capacity of a Bank or Designated Bidder may be submitted, and may only be submitted, if the Agent or such affiliate notifies the Company of the terms of the offer or offers contained therein not later than (A) 6:15 a.m. (San Francisco time) three Business Days prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (B) 6:15 a.m. (San Francisco time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction.

      (ii) Each Competitive Bid shall be in substantially the form of Exhibit H, specifying therein:

            (A)   the proposed date of Borrowing;

            (B) the principal amount of each Bid Loan for which such Competitive Bid is being made, which principal amount
      (x) may be equal to, greater than or less than the Commitment of the quoting Bank, (y) must be $10,000,000 or in multiples of $1,000,000 in excess thereof, and (z) may not exceed the principal amount of Bid Loans for which Competitive Bids were requested;

            (C) in case the Company elects a LIBOR Auction, the margin above or below LIBOR (the "LIBOR Bid Margin") offered for each such Bid Loan, expressed in multiples of 1/100th of one basis point to be added to or subtracted from the applicable LIBOR and the Interest Period applicable thereto;

            (D)   in case the Company elects an Absolute Rate
      Auction, the rate of interest per annum expressed in multiples of 1/100th of one basis point (the "Absolute Rate") offered for each such Bid Loan; and

            (E)   the identity of the quoting Bank or Designated
      Bidder.

      A Competitive Bid may contain up to three separate offers by the quoting Bank or Designated Bidder with respect to each Interest Period specified in the related Invitation for Competitive Bids.

            (iii) Any Competitive Bid shall be disregarded if it:

                  (A)   is not substantially in conformity
            with Exhibit H or does not specify all of the information required by subsection (c)(ii) of this Section;

                  (B)   contains qualifying, conditional or
            similar language;

                  (C)   proposes terms other than or in
            addition to those set forth in the applicable
            Invitation for Competitive Bids; or

                  (D)   arrives after the time set forth in
            subsection (c)(i) of this Section.

      (d) Promptly on receipt and not later than 7:00 a.m. (San Francisco time) three Business Days prior to the proposed date of Borrowing, in the case of a LIBOR Auction, or 7:00 a.m. (San Francisco time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction, the Agent will notify the Company of the terms (i) of any Competitive Bid submitted by a Bank or Designated Bidder that is in accordance with subsection 2.06(c), and (ii) of any Competitive Bid that amends, modifies or is otherwise inconsistent with a previous Competitive Bid submitted by such Bank or Designated Bidder with respect to the same Competitive Bid Request. Any such subsequent Competitive Bid shall be disregarded by the Agent unless such subsequent Competitive Bid is submitted solely to correct a manifest error in such former Competitive Bid and only if received within the times set forth in subsection 2.06(c). The Agent's notice to the Company shall specify (1) the aggregate principal amount of Bid Loans for which offers have been received for each Interest Period specified in the related Competitive Bid Request; and (2) the respective principal amounts and LIBOR Bid Margins or Absolute Rates, as the case may be, so offered. Subject only to the provisions of Sections 3.02, 3.05 and 4.02 hereof and the provisions of this subsection (d), any Competitive Bid shall be irrevocable except with the written consent of the Agent given on the written instructions of the Company.

      (e) Not later than 7:30 a.m. (San Francisco time) three Business Days prior to the proposed date of Borrowing, in the case of a LIBOR Auction, or 7:30 a.m. (San Francisco time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction, the Company shall notify the Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection 2.06(d). The Company shall be under no obligation to accept any offer and may choose to reject all offers. In the case of acceptance, such notice shall specify the aggregate principal amount of offers for each Interest Period that is accepted. The Company may accept any Competitive Bid in whole or in part; provided that:

            (i)   the aggregate principal amount of each Bid
      Borrowing may not exceed the applicable amount set forth in the related Competitive Bid Request;

            (ii) the principal amount of each Bid Borrowing must be $10,000,000 or in any multiple of $1,000,000 in excess thereof;

            (iii) acceptance of offers may only be made on the basis of ascending LIBOR Bid Margins or Absolute Rates within each Interest Period, as the case may be; and

            (iv) the Company may not accept any offer that is described in subsection 2.06(c)(iii) or that otherwise fails to comply with the requirements of this Agreement.

      (f) If offers are made by two or more Banks or Designated Bidders with the same LIBOR Bid Margins or Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Bid Loans in respect of which such offers are accepted shall be allocated by the Agent among such Banks or Designated Bidders as nearly as possible (in such multiples, not less than $1,000,000, as the Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers.
Determination by the Agent of the amounts of Bid Loans shall be conclusive in the absence of manifest error.

      (g)   (i)   The Agent will promptly notify each Bank or Designated
Bidder having submitted a Competitive Bid if its offer has been accepted and, if its offer has been accepted, of the amount of the Bid Loan or Bid Loans to be made by it on the date of the Bid Borrowing.

      (ii) Each Bank or Designated Bidder, which has received notice pursuant to subsection 2.06(g)(i) that its Competitive Bid has been accepted, shall make the amounts of such Bid Loans available to the Agent for the account of the Company at the Agent's Payment Office, by 11:00 a.m. (San Francisco time) on such date of Bid Borrowing, in funds immediately available to the Agent for the account of the Company at the Agent's Payment Office. The proceeds of all such Bid Loans received in immediately available funds by the Agent by 11:00 a.m. (San Francisco time) on such date of Bid Borrowing will then be made available to the Company by the Agent in immediately available funds at such office by crediting by 1:00 p.m. (San Francisco time) on such date the account of the Company on the books of BofA with the aggregate of the amounts made available in immediately available funds to the Agent by the Banks. Any proceeds of such Bid Loans received in immediately available funds by the Agent by 11:00 a.m. (San Francisco time) on such date of Bid Borrowing and not credited to the Company by 1:00 p.m. (San Francisco time) on such date shall be deemed to have been disbursed on the following Business Day and interest shall begin to accrue thereon on such following Business Day.

      (iii) Promptly following each Bid Borrowing, the Agent shall notify each Bank and Designated Bidder of the ranges of bids submitted and the highest and lowest bids accepted for each Interest Period requested by the Company and the aggregate amount borrowed pursuant to such Bid Borrowing and the Interest Period applicable thereto.

      (iv) From time to time, the Company and the Banks and Designated Bidders shall furnish such information to the Agent as the Agent may request relating to the making of Bid Loans, including the amounts, interest rates, dates of borrowings and maturities thereof, for purposes of the allocation of amounts received from the Company for payment of all amounts owing hereunder.

      (h) If, on or prior to the proposed date of Borrowing, the Commitments have not been terminated and if, on such proposed date of Borrowing all applicable conditions to funding referenced in Sections 3.02, 3.05 and 4.02 hereof are satisfied, the Banks and Designated Bidders whose offers the Company has accepted will fund each Bid Loan so accepted. Nothing in this
Section 2.06 shall be construed as a right of first offer in favor of the Banks or Designated Bidders or to otherwise limit the ability of the Company to request and accept credit facilities from any Person (including any of the Banks or Designated Bidders), provided that no Default or Event of Default would otherwise arise or exist as a result of the Company executing, delivering or performing under such credit facilities.

      2.07 Procedure for Swingline Loans. (a) Each Borrowing of a Swingline Loan shall be made upon the Company's irrevocable written notice delivered to the Agent (with a copy to the Swingline Bank) in the form of a Notice of Borrowing (which notice must be received by the Agent and the Swingline Bank prior to 11:00 a.m. (San Francisco time) on the requested Borrowing Date, specifying: (i) the amount of such Swingline Loan; and (ii) the requested Borrowing Date, which shall be a Business Day. Upon receipt of the Notice of Borrowing, the Swingline Bank will immediately confirm with the Agent (by telephone or in writing) that the Agent has received a copy of the Notice of Borrowing from the Company and, if not, the Swingline Bank will provide the Agent with a copy thereof.

      (b) Unless the Swingline Bank has received notice prior to 2:00 p.m. (San Francisco time) on the relevant Swingline Borrowing Date from the Agent (including at the request of any Bank) (i) directing the Swingline Bank not to make the requested Swingline Loan as a result of the limitation set forth in the proviso set forth in Section 2.01(b), or (ii) that one or more conditions specified in Article IV are not then satisfied; then, subject to the terms and conditions hereof, the Swingline Bank will, not later than 3:00 p.m. (San Francisco time) on the Borrowing Date specified in such Notice of Borrowing, make the amount of the requested Swingline Loan available to the Agent for the account of the Company at the Agent's Payment Office in immediately available funds. The proceeds of such Swingline Loan received in immediately available funds by the Agent by 3:00 p.m. (San Francisco time) on such Borrowing Date will then be made available to the Company by the Agent in immediately available funds by crediting the account of the Company on the books of BofA with the amount made available in immediately available funds to the Agent by the Swingline Bank. Each Swingline Borrowing pursuant to this Section shall be in an aggregate principal amount equal to $1,000,000 or an integral multiple of $100,000 in excess thereof, unless otherwise agreed by the Swingline Bank.

      (c) After giving effect to any Borrowing of a Swingline Loan, there may not be more than three different Swingline Loans outstanding at any one time.

      (d) The Agent will notify the Banks of any Borrowing of a Swingline Loan or repayment thereof promptly after any such Borrowing or repayment.

      (e) If (i) any Swingline Loan shall remain outstanding at 9:00 a.m. (San Francisco time) on the Business Day immediately prior to a Swingline Clean-Up Day and by such time on such Business Day the Agent shall have received neither (A) a Notice of Borrowing delivered pursuant to Section 2.03 requesting that Committed Loans be made pursuant to Section 2.01(a) on the Swingline Clean-Up Day in an amount at least equal to the principal amount of such Swingline Loan, nor (B) any other notice indicating the Company's intent to repay such Swingline Loan with funds obtained from other sources, or (ii) any Swingline Loans shall remain outstanding during the existence of a Default or Event of Default and the Swingline Bank shall in its sole discretion notify the Agent that the Swingline Bank desires that such Swingline Loans be converted into Committed Loans; then, the Agent shall be deemed to have received a Notice of Borrowing from the Company pursuant to Section 2.03 requesting that Base Rate Committed Loans be made pursuant to Section 2.01(a) on such Swingline Clean-Up Day (in the case of the circumstances described in clause (i) above) or on the first Business Day subsequent to the date of such notice from the Swingline Bank (in the case of the circumstances described in clause (ii) above) in an amount equal to the aggregate amount of such Swingline Loans, and the procedures set forth in Sections 2.03(b) and 2.03(c) shall be followed in making such Base Rate Committed Loans; provided, that such Base Rate Committed Loans shall be made notwithstanding the Company's failure to comply with the conditions specified in Section 4.02 and notwithstanding that the aggregate amount of such Swingline Loans is less than the minimum amount for borrowing set forth in Section 2.03(a); and provided, further, that if a Borrowing of Committed Loans becomes legally impracticable and if so required by the Swingline Bank at the time such Committed Loans are required to be made by the Banks in accordance with this subsection 2.07(e), each Bank agrees that in lieu of making Committed Loans as described above, such Bank shall purchase a participation from the Swingline Bank in the applicable Swingline Loans in an amount equal to such Bank's Pro Rata Share of the aggregate principal amount of such Swingline Loans, and the procedures set forth in Sections 2.03(b) and 2.03(c) shall be followed in connection with the purchases of such participations. The proceeds of such Base Rate Committed Loans or purchases of participations, as the case may be, shall be applied to repay such Swingline Loans. A copy of each notice given by the Agent to the Banks pursuant to this subsection 2.07(e) with respect to the making of Committed Loans or the purchases of participations, as the case may be, shall be promptly delivered by the Agent to the Company. Each Bank's obligation in accordance with this Agreement to make the Committed Loans or purchase the participations, as contemplated by this subsection 2.07(e), shall be absolute and unconditional and shall not be affected by any circumstance (except the Swingline Bank's funding of a Swingline Loan when it has received a notice under subsection 2.07(b)(i) or (ii)), including (1) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the Swingline Bank, the Company or any other Person for any reason whatsoever; (2) the occurrence or continuance of a Default or an Event of Default; or (3) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided, that, nothing in this Section 2.07 shall require any Bank to fund a Committed Loan or purchase a participation to the extent that such Committed Loan or participation interest, when aggregated with such Bank's then-outstanding Committed Loans and participation interests, would exceed such Bank's Commitment.

      2.08 Voluntary Termination or Reduction of Commitments. The Company may, upon not less than three Business Days' prior notice to the Agent, terminate the Commitments, or permanently reduce the Commitments by an aggregate minimum amount of $10,000,000 or any multiple of $1,000,000 in excess thereof; unless, after giving effect thereto and to any prepayments of Committed Loans or Swingline Loans made on the effective date thereof, (i) the then-outstanding principal amount of the Loans would exceed the amount of the combined Commitments then in effect, or (ii) the then-outstanding principal amount of all Swingline Loans would exceed the amount of the Swingline Commitment then in effect, as adjusted pursuant to the last sentence of this
Section 2.08. Once reduced in accordance with this Section, the Commitments may not be increased. Any reduction of the Commitments shall be applied to each Bank's Commitment according to its Pro Rata Share. All accrued facility fees to, but not including the effective date of any reduction or termination of Commitments, shall be paid on the effective date of such reduction or termination. At no time shall the Swingline Commitment exceed the combined Commitments or the Commitment of the Swingline Bank and any reduction of the Commitments or the Commitment of the Swingline Bank which reduces the combined Commitments or the Swingline Bank's Commitment, respectively, below the then-current amount of the Swingline Commitment shall result in an automatic corresponding reduction of the Swingline Commitment to the amount of the combined Commitments or the Swingline Bank's Commitment, respectively, as so reduced, without any action on the part of the Swingline Bank.

      2.09 Prepayments. (a) Subject to Section 3.04, the Company may, at any time or from time to time, upon not less than three Business Days' irrevocable notice to the Agent, in the case of a prepayment of Offshore Rate Committed Loans, one Business Day's irrevocable notice to the Agent, in the case of a prepayment of Base Rate Committed Loans, or irrevocable notice to the Agent on the Business Day of the proposed prepayment, in the case of a prepayment of Swingline Loans, ratably prepay Committed Loans or Swingline Loans in whole or in part, and, in the case of Committed Loans, in minimum amounts of $5,000,000 or any multiple of $1,000,000 in excess thereof. Such notice of prepayment shall specify the date and amount of such prepayment, whether such prepayment is of Committed Loans or Swingline Loans, or a combination thereof, and, if applicable, the Type(s) of Committed Loans to be prepaid. The Agent will promptly notify each Bank of its receipt of any such notice, and, if applicable, of such Bank's Pro Rata Share of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid and any amounts required pursuant to Section 3.04.

      (b) Bid Loans may not be voluntarily prepaid other than with the consent of the applicable Bid Loan Lender, to be given or withheld in its sole discretion.

      (c)   (i)   If following any reduction of the Swingline Commitment
pursuant to Section 2.08 the aggregate outstanding principal amount of Swingline Loans would exceed the Swingline Commitment as reduced, the Company shall prepay without notice or demand on the reduction date of the Swingline Commitment the outstanding principal amount of the Swingline Loans in an amount equal to the excess of the Swingline Loans over the Swingline Commitment as so reduced, and (ii) so that for one Business Day during each successive two calendar week period the aggregate principal amount of Swingline Loans shall be $0 (a "Swingline Clean-Up Day"), the Company shall prepay without notice or demand on the Swingline Clean-Up Day the outstanding principal amount of the Swingline Loans (which Swingline Loans may not be reborrowed until such Swingline Clean-Up Day has ended).

      2.10  Repayment.

      (a) The Revolving Credit. The Company shall repay to the Banks on the Revolving Termination Date the aggregate principal amount of Committed Loans outstanding on such date.

            (b) Bid Loans. The Company shall repay each Bid Loan on the last day of the relevant Interest Period.

            (c) Swingline. The Company shall repay to the Swingline Bank in full on the Revolving Termination Date the aggregate principal amount of the Swingline Loans outstanding on such date.

      2.11  Interest.

      (a)   (i)   Each Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Offshore Rate or the Base Rate, as the case may be (and subject to the Company's right to convert to other Types of Committed Loans under Section 2.04), plus the Applicable Margin, (ii) each Swingline Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Base Rate plus the Applicable Margin or at such other rate not in excess of the Base Rate plus the Applicable Margin agreed to by the Swingline Bank in its sole discretion at the time of the applicable Swingline Borrowing, and (iii) each Bid Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the LIBOR Rate plus (or minus) the LIBOR Bid Margin or at the Absolute Rate, as the case may be.

      (b) Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Committed Loans or Swingline Loans under Section 2.09 for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand of the Agent at the request or with the consent of the Majority Banks.

      (c) Notwithstanding subsection (a) of this Section, if any amount of principal of or interest on any Loan or any other amount payable hereunder or under any other document or instrument given in connection herewith is not paid in full when due (whether at stated maturity, by acceleration, demand or otherwise), the Company agrees to pay interest on such unpaid principal or other amount, from the date such amount becomes due until the date such amount is paid in full, and after as well as before any entry of judgment thereon to the extent permitted by law, payable on demand, at a fluctuating rate per annum equal to the Base Rate plus 1%.

      (d) Anything herein to the contrary notwithstanding, the obligations of the Company to any Bank or Designated Bidder hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Bank or Designated Bidder would be contrary to the provisions of any law applicable to such Bank or Designated Bidder limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Bank or Designated Bidder, and in such event the Company shall pay such Bank or Designated Bidder interest at the highest rate permitted by applicable law.

      2.12  Fees.

      (a) Facility Fees. The Company shall pay to the Agent for the account of each Bank a facility fee on the full amount of such Bank's Commitment (regardless of usage), computed on a quarterly basis in arrears on the last Business Day of each calendar quarter, at a rate per annum equal to the Facility Fee Percentage. Such facility fee shall accrue from the Closing Date to the Revolving Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter commencing on March 31, 1996 through the Revolving Termination Date, with the final payment to be made on the Revolving Termination Date; provided that, in connection with any reduction or termination of Commitments under Section 2.08, the accrued facility fee calculated for the period ending on such date shall also be paid on the date of such reduction or termination, with the following quarterly payment being calculated on the basis of the period from such reduction or termination date to such quarterly payment date. The facility fees provided in this subsection shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in Article IV are not met.

      (b) Arrangement, Agency, Bid Loan Fees. The Company shall pay an arrangement fee to the Arranger for the Arranger's own account, and shall pay an agency fee and Bid Loan fees to the Agent for the Agent's own account, as required by the letter agreement ("Fee Letter") between the Company and the Arranger and Agent dated December 18, 1995.

      2.13  Computation of Fees and Interest.

      (a) All computations of interest for Base Rate Committed Loans and Swingline Loans bearing interest based on the Base Rate when the Base Rate is determined by BofA's "reference rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof. The Agent will provide to the Company a statement of the amount of interest due on each Interest Payment Date and such other dates that interest is due hereunder and a statement of the amount of fees due on each date that fees are due hereunder; provided that the failure of the Agent to provide any such statement shall not limit or otherwise affect the Company's obligations hereunder or under any Note.

      (b) Each determination of an interest rate by the Agent shall be conclusive and binding on the Company, the Banks and Designated Bidders in the absence of manifest error.

      (c) If any Reference Bank's Commitment terminates (other than on termination of all the Commitments), or for any reason whatsoever any Reference Bank ceases to be a Bank hereunder, that Reference Bank shall thereupon cease to be a Reference Bank. The Agent shall promptly appoint another Bank (which Bank shall be approved by the Company) as a replacement Reference Bank for the terminated Reference Bank. Until the appointment of such replacement Reference Bank, the Offshore Rate and LIBOR Rate shall be determined on the basis of the rates as notified by the remaining Reference Bank.

      (d) Each Reference Bank shall use its best efforts to furnish quotations of rates to the Agent as contemplated hereby. If any of the Reference Banks fails to supply such rates to the Agent upon its request, the rate of interest shall be determined on the basis of the quotations of the remaining Reference Bank.

      2.14  Payments by the Company.

      (a) All payments to be made by the Company shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Company shall be made to the Agent for the account of the Banks and Designated Bidders at the Agent's Payment Office, and shall be made in dollars and in immediately available funds, no later than 11:00 a.m. (San Francisco time) on the date specified herein. The Agent will promptly distribute to each Bank (or Designated Bidder) its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the Agent later than 11:00 a.m. (San Francisco time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

      (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

      (c) Unless the Agent receives notice from the Company prior to the date on which any payment is due to the Banks or Designated Bidders that the Company will not make such payment in full as and when required, the Agent may assume that the Company has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank or Designated Bidder on such due date an amount equal to the amount then due such Bank or Designated Bidder. If and to the extent the Company has not made such payment in full to the Agent, each Bank or Designated Bidder shall repay to the Agent on demand such amount distributed to such Bank or Designated Bidder, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Bank or Designated Bidder until the date repaid.

      2.15  Payments by the Banks to the Agent.

      (a) Unless the Agent receives notice from a Bank on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Bank will not make available as and when required hereunder to the Agent for the account of the Company the amount of that Bank's Pro Rata Share of the Committed Borrowing, in the case of a Committed Borrowing, or the Swingline Loan, in the case of a Swingline Borrowing, the Agent may assume that each Bank, in the case of a Committed Borrowing, or the Swingline Bank, in the case of a Swingline Borrowing, has made such amount available to the Agent in immediately available funds on the Borrowing Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to the Company such amount, that Bank shall on the Business Day following such Borrowing Date make such amount available to the Agent, together with interest at the Federal Funds Rate for each day during the period from the Borrowing Date to the date that Bank makes such amount available to the Agent. A notice of the Agent submitted to any Bank with respect to amounts owing under this subsection (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Bank's Loan as of the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the Borrowing Date, the Agent will notify the Company of such failure to fund and, upon demand by the Agent, the Company shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

      (b) The failure of any Bank to make any Committed Loan on any Borrowing Date shall not relieve any other Bank of any obligation hereunder to make a Committed Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make the Committed Loan to be made by such other Bank on any Borrowing Date.

      2.16 Sharing of Payments, Etc. If, other than as expressly provided elsewhere herein, any Bank shall obtain on account of the Committed Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Pro Rata Share, such Bank shall immediately (a) notify the Agent of such fact, and (b) purchase from the other Banks such participations in the Committed Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's ratable share (according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Company agrees that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.11) with respect to such participation as fully as if such Bank were the direct creditor of the Company in the amount of such participation. The Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Banks following any such purchases or repayments. Any Bank having outstanding both Committed Loans, Swingline Loans, and Bid Loans at any time a right of set-off is exercised by such Bank and applying such setoff to the Loans shall apply the proceeds of such set-off first to such Bank's Committed Loans, until its Committed Loans are reduced to zero, thereafter to its Swingline Loans, until reduced to zero, and thereafter to its Bid Loans.

      2.17  Quarterly Adjustments.

      (a) If the financial reports delivered pursuant to subsections 6.07(a) and 6.07(b) and the certificate delivered pursuant to subsection 6.07(c) when delivered with respect to any fiscal quarter indicate that the Applicable Margin or Facility Fee Percentage for any period should have been higher than the Applicable Margin or Facility Fee Percentage assumed for such period pursuant to the definitions of such terms, and the interest or fee that would have been collected hereunder based upon the actual Applicable Margin or Facility Fee Percentage exceeds the interest or fee actually collected hereunder, then the Company shall pay an amount equal to such excess to the Agent for the account of the Banks. The Agent will provide a statement to the Company of such amounts due within five Business Days of the Agent's receipt of such financial reports and certificate, and the Company shall pay such amounts within three Business Days of its receipt of such statement; provided that the failure of the Agent to provide any such statement shall not limit or otherwise affect the Company's obligations hereunder or under any Note.

      (b) If (i) the financial reports delivered pursuant to subsections 6.07(a) and 6.07(b) and the certificate delivered pursuant to subsection 6.07(c) when delivered with respect to any fiscal quarter indicate that the Applicable Margin or Facility Fee Percentage for any period should have been lower than the Applicable Margin or Facility Fee Percentage assumed for such period pursuant to the definitions of such terms, and (ii) the interest or fee actually collected hereunder exceeds the interest or fee that would have been collected hereunder based upon the actual Applicable Margin or Facility Fee Percentage, then the Agent shall credit such excess to interest and fees owing hereunder (including any interest owing under subsection 2.11(c)) during the calendar quarter when such financial reports and certificate were received and, if all such excess is not credited by the end of such calendar quarter, upon request of the Company, each Bank, severally, if no Default or Event of Default exists, shall refund to the Agent for distribution to the Company the amount of such excess actually received and retained by such Bank.

                                  ARTICLE III
                    TAXES, YIELD PROTECTION AND ILLEGALITY

      3.01 Taxes. (a) Any and all payments by the Company to each Bank or Designated Bidder or the Agent under this Agreement and any other document or instrument given in connection herewith shall be made free and clear of, and without deduction or withholding for any Taxes. In addition, the Company shall pay all Other Taxes.

      (b) The Company agrees to indemnify and hold harmless each Bank and Designated Bidder and the Agent for the full amount of Taxes or Other Taxes imposed on any payments under this Agreement (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by such Bank or Designated Bidder or the Agent and any liability (including penalties, interest, additions to tax and expenses, unless arising from the gross negligence or willful misconduct of such Bank or Designated Bidder or the Agent) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date such Bank or Designated Bidder or the Agent makes written demand therefor.

      (c) If the Company shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Bank or Designated Bidder or the Agent, then:

            (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Bank or Designated Bidder or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

            (ii) the Company shall make such deductions and withholdings;

            (iii) the Company shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

            (iv) the Company shall also pay to each Bank or Designated Bidder or to the Agent for the account of such Bank or Designated Bidder, at the time interest is paid, all additional amounts which the respective Bank or Designated Bidder specifies as necessary to preserve the after-tax yield such Bank or Designated Bidder would have received if such Taxes or Other Taxes had not been imposed.

      (d) Within 30 days after the date of any payment by the Company of Taxes or Other Taxes, the Company shall furnish the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Agent.

      (e) If the Company is required to pay additional amounts to any Bank or Designated Bidder or the Agent for such Person's account pursuant to subsection (c) of this Section, then such Bank or Designated Bidder shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Company which may thereafter accrue, if such change in the judgment of such Bank or Designated Bidder is not otherwise disadvantageous to such Bank or Designated Bidder, as the case may be.

      3.02  Illegality.

      (a) If any Bank reasonably determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other governmental authority has asserted that it is unlawful, for any Bank or its applicable Lending Office, or such Bank's Designated Bidders in the case of LIBOR Bid Loans, to make Offshore Rate Loans, then, on notice thereof by the Bank to the Company through the Agent, any obligation of that Bank or Designated Bidder to make Offshore Rate Loans (including in respect of any LIBOR Bid Loan as to which the Company has accepted such Bank's or Designated Bidder's Competitive Bid, but as to which the Borrowing Date has not arrived) shall be suspended until such Bank notifies the Agent and the Company that the circumstances giving rise to such determination no longer exist.

      (b) If a Bank reasonably determines that it is unlawful for such Bank or such Bank's Designated Bidder to maintain any Offshore Rate Loan, the Company shall, upon its receipt of notice of such fact and demand from such Bank (with a copy to the Agent), prepay in full such Offshore Rate Loans of that Bank or its Designated Bidder then outstanding, together with interest accrued thereon and amounts required under Section 3.04, either on the last day of the Interest Period thereof, if such Bank or its Designated Bidder may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if such Bank or its Designated Bidder may not lawfully continue to maintain such Offshore Rate Loans. If the Company is required to so prepay any Offshore Rate Committed Loan, then concurrently with such prepayment, the Company shall borrow from the affected Bank, in the amount of such repayment, a Base Rate Committed Loan.

      (c) If the obligation of any Bank to make or maintain Offshore Rate Committed Loans has been so terminated or suspended, the Company may elect, by giving notice to such Bank through the Agent that all Loans which would otherwise be made by such Bank as Offshore Rate Committed Loans shall be instead Base Rate Committed Loans.

      3.03  Increased Costs and Reduction of Return.

      (a) If any Bank determines that, due to either (i) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the Offshore Rate) in or in the interpretation of any law or regulation or (ii) the compliance by that Bank with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any Offshore Rate Committed Loans, then the Company shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs.

      (b) If any Bank or, in the case of Bid Loans, such Bank's Designated Bidder, shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other governmental authority charged with the interpretation or administration thereof, or (iv) compliance by such Bank or Designated Bidder (or the Lending Office of either) or any corporation controlling such Bank or Designated Bidder with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by such Bank or Designated Bidder or any corporation controlling such Bank or Designated Bidder and (taking into consideration such Bank's or such Designated Bidder's or such corporation's policies with respect to capital adequacy and such Bank's or such Designated Bidder's or such corporation's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, Swingline Commitment (in the case of the Swingline Bank), loans, credits or obligations under this Agreement, then, upon demand of such Bank or such Designated Bidder to the Company through the Agent, the Company shall pay to such Bank or Designated Bidder, as applicable, from time to time as specified by such Bank or such Designated Bidder, additional amounts sufficient to compensate such Bank or Designated Bidder for such increase. For purposes of this subsection, "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other governmental authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

      3.04 Funding Losses. The Company shall reimburse each Bank and, in the case of Bid Loans, each Bank's Designated Bidder, and hold each Bank and, in the case of Bid Loans, each Bank's Designated Bidder, harmless from any loss or expense which such Bank or Designated Bidder may sustain or incur as a consequence of:

            (a) the failure of the Company to make on a timely basis any payment of principal of any Offshore Rate Loan;

            (b) the failure of the Company to borrow, continue or convert a Committed Loan after the Company has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation;

            (c) the failure of the Company to make any prepayment of any Committed Loan in accordance with any notice delivered under Section 2.09;

            (d) the prepayment (including pursuant to Section 2.09) or other payment (including after acceleration thereof) of any Offshore Rate Loan or Absolute Rate Bid Loan on a day that is not the last day of the relevant Interest Period; or

            (e) the automatic conversion under Section 2.04 of any Offshore Rate Committed Loan to a Base Rate Committed Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans or from fees payable to terminate the deposits from which such funds were obtained.

      3.05 Inability to Determine Rates. If the Agent determines that for any reason adequate and reasonable means do not exist for determining the Offshore Rate or the LIBOR Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan, or that the Offshore Rate or the LIBOR Rate applicable pursuant to subsection 2.11(a) for any requested Interest Period with respect to a proposed Offshore Rate Loan does not adequately and fairly reflect the cost to the Banks of funding such Loan, the Agent will promptly so notify the Company and each Bank. Thereafter, the obligation of the Banks to make or maintain Offshore Rate Loans, as the case may be, hereunder shall be suspended until the Agent revokes such notice in writing. Upon receipt of such notice, the Company may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Company does not revoke such Notice of Borrowing, the Banks shall make, convert or continue the Committed Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Committed Loans shall be made, converted or continued as Base Rate Committed Loans instead of Offshore Rate Committed Loans.

      3.06  Survival.  The agreements and obligations of the Company in this
Article III shall survive the payment of all other obligations hereunder.

                                  ARTICLE IV
                             CONDITIONS PRECEDENT

      4.01 Conditions of Initial Loans. The effectiveness of this Agreement, the obligation of each Bank to make its initial Committed Loan hereunder and to receive through the Agent the initial Competitive Bid Request, and the obligation of the Swingline Bank to make its initial Swingline Loan hereunder, is subject to the condition that the Agent have received on or before the Closing Date all of the following, in form and substance satisfactory to the Agent and each Bank, and in sufficient copies for each Bank:

            (a) Credit Agreement and Notes. This Agreement and, if requested by any Bank, the Note(s), executed by each party thereto;

            (b) Legal Opinions. (i) An opinion, dated the Closing Date, of Miller, Nash, Wiener, Hager & Carlsen, counsel for the Company, substantially in the form of Exhibit D-1 hereto, and
      (ii) an opinion, dated the Closing Date, of Morrison &
      Foerster, special California counsel to the Agent, substantially in the form of Exhibit D-2 hereto;

            (c) Resolutions. A copy of a resolution or resolutions passed by the Board of Directors of the Company, certified by the Secretary or an Assistant Secretary of the Company as being in full force and effect on the Closing Date, authorizing the Borrowings provided for herein and the execution, delivery and performance of this Agreement and any instrument or agreement required hereunder;

            (d) Incumbency. A certificate, signed by the Secretary or an Assistant Secretary of the Company and dated the Closing Date, as to the incumbency, and containing the specimen signature or signatures, of the person or persons authorized to execute and deliver this Agreement and any instrument or agreement required hereunder on behalf of the Company;

            (e) Payment of Fees. Evidence of payment by the Company of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, together with attorney costs of BofA to the extent invoiced prior to or on the Closing Date, plus such additional amounts of attorney costs as shall constitute BofA's reasonable estimate of attorney costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Company and BofA with respect to such costs); including any such costs, fees and expenses arising under or referenced in Sections 2.12(b) and 10.04;

            (f) Certificate. A certificate signed by a duly authorized officer of the Company, dated as of the Closing
      Date, stating that:

                  (i)   the representations and warranties
            contained in Article V are true and correct on and as of such date, as though made on and as of such date; and

                  (ii)  no Default or Event of Default exists
            or would result from the initial Borrowing;

            (g) Termination of Existing Agreement . Evidence (i) that all commitments to extend credit under the Credit Agreement (the "Existing Agreement") dated as of January 31, 1995 between the Company, the financial institutions party thereto, and BofA, as agent for such financial institutions, have been terminated, and (ii) of payment or repayment by the Company of (A) all facility fees accrued to the Closing Date under subsection 2.11(a) of the Existing Agreement and (B) all principal, accrued interest and any amounts payable under
      Section 3.04 of the Existing Agreement; it being agreed by each of the Banks which is party to the Existing Agreement (x) that, upon satisfaction or waiver of all other conditions set forth in this Section 4.01, its commitment to extend credit under the Existing Agreement shall be deemed to be terminated, notwithstanding the notice provisions of Section 2.07 of the Existing Agreement, which each such Bank hereby waives, and the condition set forth in clause (i) of this subsection 4.01(g) shall be deemed to be satisfied, and (y) promptly after the Closing Date, such Bank will return to the Agent for return to the Company any promissory note given to it by the Company under the Existing Agreement; and

            (h) Other Documents. Certified copies of all approvals, consents, exemptions and other actions by, and notices to and filings with, any governmental authority and any trustee or holder of any indebtedness or obligation of the Company which, in any Bank's opinion, are required in connection with any transaction contemplated hereby.

      4.02 Conditions to All Borrowings. The obligation of each Bank to make any Committed Loan to be made by it, the obligation of any Bank or Designated Bidder to make any Bid Loan as to which the Company has accepted the relevant Competitive Bid, and the obligation of the Swingline Bank to make any Swingline Loan hereunder (including, in each case, its initial Loan), is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date:

            (a) Notice of Borrowing. As to any Committed Loan, the Agent shall have received (with, in the case of the initial
      Loan only, a copy for each Bank) a Notice of Borrowing;

            (b) Continuation of Representations and Warranties. The representations and warranties in Article V (exclusive of Section 5.13) shall be true and correct on and as of such Borrowing Date with the same effect as if made on and as of such Borrowing Date;

            (c) Financial Statements. The financial statements then most recently supplied to the Banks under both subsections 6.07(a) and 6.07(b) shall have been prepared in accordance with the provisions of such subsections as of the dates and periods therein specified, and since such dates and periods there shall have been no change in the Company's consolidated financial condition or results of operations sufficient to impair the Company's ability to repay the Loans in accordance with the terms hereof, and neither the Company nor any Subsidiary shall have any contingent obligations, liabilities for taxes or other outstanding financial obligations which are material in the aggregate to the Company, except as shall have been disclosed in such financial statements, or as shall have been otherwise previously disclosed to the Banks in writing; and

            (d)   No Existing Default.  No Default or Event of
      Default shall exist or shall result from such Borrowing.

Each Notice of Borrowing and Competitive Bid Request submitted by the Company hereunder shall constitute a representation and warranty by the Company hereunder, as of the date of each such notice or request and as of each Borrowing Date, that the conditions in this Section 4.02 are satisfied.

                                   ARTICLE V
                        REPRESENTATIONS AND WARRANTIES

      The Company represents and warrants to the Agent and each Bank that:

      5.01 Corporate Existence. The Company is a corporation duly organized and existing under the laws of Delaware, and is properly qualified as a foreign corporation and in good standing in every jurisdiction in which the Company is doing business of a nature that requires such qualification;

      5.02 Subsidiaries. Each Subsidiary is duly organized and existing under the laws of the jurisdiction of its formation, and is properly qualified as a foreign corporation and in good standing in every jurisdiction in which it is doing business of a nature that requires such qualification;

      5.03 Corporate Authorization. The execution, delivery and performance of this Agreement and any instrument or agreement required hereunder are within the Company's powers, have been duly authorized, and are not in conflict with the terms of any charter, bylaw or other organization papers of the Company, or any instrument or agreement to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or affected;

      5.04 Governmental Authorization. No approval, consent, exemption or other action by, or notice to or filing with, any governmental authority is necessary in connection with the execution, delivery or performance by the Company of this Agreement or any instrument or agreement required hereunder, except as may have been obtained and certified copies of which have been delivered to the Agent and each Bank;

      5.05 No Contravention. There is no law, rule or regulation applicable to the Company or any Subsidiary, nor is there any judgment, decree or order of any court or governmental authority binding on the Company or any Subsidiary, which would be contravened by the execution, delivery, performance or enforcement of this Agreement or any instrument or agreement required hereunder;

      5.06 Binding Effect. This Agreement is a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, and any instrument or agreement required hereunder, when executed and delivered, will be similarly legal, valid, binding and enforceable;

      5.07 Encumbrances. The properties and assets of the Company and Subsidiaries are free and clear of all security interests, liens, encumbrances or rights of others, except for security interests, liens and encumbrances permitted under Section 7.04;

      5.08 Compliance with Laws. The Company and each Subsidiary are in compliance with all applicable federal, state and local laws, ordinances and regulations relating to hazardous materials or wastes or hazardous or toxic substances, except where failure to so comply would not have a material adverse effect on the Company's consolidated financial condition or operations or materially impair the Company's ability to perform its obligations hereunder or under any instrument or agreement required hereunder;

      5.09 Litigation. Except as disclosed in reports filed by the Company with the Securities and Exchange Commission, copies of which have been delivered to the Banks, or in Exhibit A to the legal opinion delivered under subsection 4.01(b)(i), there are no suits, proceedings, claims or disputes pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or their respective properties, the adverse determination of which might reasonably be expected to materially affect the Company's consolidated financial condition or operations or materially impair the Company's ability to perform its obligations hereunder or under any instrument or agreement required hereunder;

      5.10 No Default. No Default or Event of Default has occurred and is continuing or would result from the incurring of obligations by the Company under this Agreement;

      5.11 Use of Proceeds; Margin Regulations. The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by
Section 6.01 and Section 7.05. Neither the Company nor any Subsidiary is generally engaged in the business of purchasing or selling "margin stock" as such term is defined in Regulation G, T, U or X of the FRB or extending credit for the purpose of purchasing or carrying such margin stock;

      5.12 Regulated Entities. None of the Company, any Person controlling the Company, or any Subsidiary is an "Investment Company" within the meaning of the Investment Company Act of 1940. The Company is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur indebtedness;

      5.13 Financial Statements. All consolidated financial statements for the year ended December 31, 1994, and subsequent periods, furnished by the Company to the Agent and the Banks present fairly, in all material respects, the consolidated financial position of the Company (unless otherwise therein noted and any changes in accounting principles and practices are concurred with by the accountants referred to in subsection 6.07(b)) and, together with all other information and data furnished by the Company to the Agent and the Banks, are complete and correct as of the dates and periods therein specified. Since such dates there has been no change in the Company's consolidated financial condition or results of operations sufficient to impair the Company's ability to repay the Loans in accordance with the terms hereof. Neither the Company nor any Subsidiary has any contingent obligations, liabilities for taxes or other outstanding financial obligations which are material in the aggregate, except as disclosed in such statements, information and data;

      5.14  ERISA Compliance.

      (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and, to the best knowledge of the Company, nothing has occurred which would cause the loss of such qualification. The Company and each ERISA Affiliate have made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan;

      (b) There are no pending or, to the best knowledge of the Company, threatened claims, actions or lawsuits, or action by any governmental authority, with respect to any Plan which have resulted or could reasonably be expected to result in a material adverse change in the Company's consolidated financial condition or results of operations. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a material adverse change in the Company's consolidated financial condition or results of operations; and

      (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) except as disclosed in Schedule 5.14(c), no Plan has any Unfunded Pension Liability; (iii) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to
Section 4069 or 4212(c) of ERISA; and

      5.15 Swap Obligations. Neither the Company nor any of its Subsidiaries has incurred any outstanding obligations under any Swap Contracts, other than Permitted Swap Obligations.

                                  ARTICLE VI
                             AFFIRMATIVE COVENANTS

      So long as any Bank shall have any Commitment hereunder, the Swingline Bank shall have any Swingline Commitment hereunder, or any Loan or other obligation hereunder shall remain unpaid or unsatisfied, the Company will and, with respect to Sections 6.02, 6.03, 6.04, 6.05, 6.06 and 6.08, will cause each Subsidiary to, unless the Majority Banks waive compliance in writing:

      6.01 Use of Proceeds. Use the proceeds of the Loans for general corporate purposes not in contravention of any Requirement of Law;

      6.02 Preservation of Corporate Existence, Etc. Preserve all rights, privileges and franchises useful or necessary for ordinary business operations and keep all properties useful or necessary for ordinary business operations in good working order and condition, and from time to time make all needful repairs, renewals and replacements thereto and thereof so that the efficiency of such property shall be fully maintained and preserved;

      6.03 Notices. Promptly give notice in writing to the Agent and each Bank of:

            (a) all litigation when the aggregate amount of claims pending is $50,000,000 or more and the litigation involves
      $15,000,000 or more and the Company, or a Subsidiary, is a defendant;

            (b) any dispute which may exist between the Company or any Subsidiary and any governmental regulatory body or any threatened action by any governmental agency to acquire or condemn any of the properties of the Company or any Subsidiary where the amount involved is $30,000,000 or more;

            (c) any strike involving 1,000 or more employees of the Company or any Subsidiary which has continued for thirty (30) days;

            (d) any proceeding or order before any court or administrative body requiring the Company or any Subsidiary to comply with any statute or regulation regarding protection of the environment if such compliance would require (i) expenditures in the amount of $50,000,000 or more or (ii) if such violation involves the possibility of the imposition of a fine of $10,000,000 or more;

            (e) the occurrence of any of the following events affecting the Company or any ERISA Affiliate (but in no event more than 10 days after such event), and deliver to the Agent and each Bank a copy of any notice with respect to such event that is filed with a governmental authority and any notice delivered by a governmental authority to the Company or any ERISA Affiliate with respect to such event:

                  (i)   an ERISA Event;

                  (ii)  a material increase in the Unfunded
            Pension Liability of any Plan;

                  (iii) the adoption of, or the commencement
            of contributions to, any Plan subject to
            Section 412 of the Code by the Company or any ERISA Affiliate; or

                  (iv)  the adoption of any amendment to a
            Plan subject to Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability; and

            (f) any Default or Event of Default known to the Company.

            Each notice under this Section shall be accompanied by a written statement by the chief financial officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under subsection 6.03(f) shall describe with particularity any and all clauses or provisions of this Agreement that have been breached or violated;

      6.04 Payment of Obligations. Promptly pay and discharge all obligations, including tax claims, at maturity, except such as may be contested in good faith or as to which a bona fide dispute may exist;

      6.05 Insurance. Maintain such insurance as is usually maintained by others in the business of the same nature as the business of the Company and each Subsidiary, as the case may be, or maintain a program of self insurance, with reserves, in accordance with sound business practices;

      6.06 Inspection of Property and Books and Records. Maintain adequate books, accounts and records in accordance with good accounting standards and permit representatives of the Majority Banks or the Agent to inspect such books and records and to visit the properties of the Company and Subsidiaries;

      6.07 Financial Statements. From time to time as hereinafter set forth promptly prepare, or cause to be prepared, and deliver to the Agent, with sufficient copies for each Bank, in form and detail satisfactory to the Majority Banks:

            (a) On a consolidated basis summary balance sheets and statements of income, shareholders' equity and cash flows for the Company and Subsidiaries as of the end of each of the first three quarterly accounting periods in each fiscal year of the Company; such statements shall be delivered within 45 days from the end of the period covered and shall be furnished with a Compliance Certificate signed by a responsible officer of the Company;

            (b) On a consolidated basis summary balance sheets and statements of income, shareholders' equity and cash flows for the Company and Subsidiaries as of the end of each fiscal year of the Company, certified by an independent certified public accountant or accountants selected by the Company and acceptable to Majority Banks; such independent certified public accountant or accountants shall also certify to the effect that in the course of making their audit they obtained no knowledge of any existing unremedied Default or Event of Default by the Company under this Agreement, or a statement disclosing any such defaults if any are found; such statements shall be delivered within 90 days from the end of the period covered and shall be furnished with a Compliance Certificate signed by a responsible officer of the Company;

            (c) Within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company and within 90 days after the end of each fiscal year of the Company, a Compliance Certificate, with schedules containing the information and calculations necessary to substantiate compliance with Section 7.01 and the calculation of the Interest Coverage Ratio, certified by a responsible officer of the Company and, in the case of financial statements as of the end of each fiscal year, reviewed by the Company's independent certified public accountant or accountants as being true and correct;

            (d) Within 90 days after the end of each fiscal year of the Company, a list of Subsidiaries;

            (e) Within 15 days after filing with the Securities and Exchange Commission, a copy of all public documents (with the exception of Forms S-8) filed by the Company with the Securities and Exchange Commission; and

            (f) Such other financial statements, lists of property and accounts, forecasts, legal opinions or reports as to the Company or any Subsidiary, as any Bank may reasonably request from time to time; and

      6.08 ERISA Compliance. (a) Maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under
Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code, and cause each of its ERISA Affiliates to do each of the foregoing.

                                  ARTICLE VII
                              NEGATIVE COVENANTS

      So long as any Bank shall have any Commitment hereunder, the Swingline Bank shall have any Swingline Commitment hereunder, or any Loan or other obligation hereunder shall remain unpaid or unsatisfied, the Company will not and will not permit any Subsidiary to, unless the Majority Banks waive compliance in writing:

      7.01 Funded Debt to Net Worth. On a consolidated basis, permit the Funded Debt to Net Worth ratio, measured as of the end of each fiscal quarter, to be in excess of 1.00 to 1.00;

      7.02 Disposition of Property. Sell, lease, sell and lease back, exchange, transfer or otherwise dispose of:

            (a) in a transaction, or a series of transactions, all or substantially all of the property and assets of the Company and its Subsidiaries on a consolidated basis;

            (b) during any calendar year, any of its fixed or capital assets with a fair market value exceeding on a cumulative basis for such year for the Company and Subsidiaries ten percent (10%) of the total consolidated assets of the Company (determined as of the immediately preceding December
      31); or

            (c) any of its material assets, to the extent not otherwise prohibited by this Section, except for full, fair and reasonable consideration;

      7.03 Mergers. Merge or consolidate with any other Person or liquidate or dissolve; provided, however, that:

            (a) the Company may merge or consolidate with any other Person if the Company (or the resulting corporation in a consolidation) will be the surviving corporation and the Company (or such resulting corporation) will not be in default under any of the terms of this Agreement immediately after the merger or consolidation; and

            (b) any Subsidiary may be merged with or dissolved into the Company or with or into any other Subsidiary;

      7.04 Encumbrances. Subject any property to any mortgage, deed of trust, encumbrance, or voluntary lien; provided, however, that this
Section 7.04 shall not be deemed to prohibit the assumption of, or purchase subject to, mortgages already existing upon property being acquired, or the execution of purchase money mortgages, or the coming into being of other encumbrances, including in support of industrial revenue or pollution control bonds which are capitalized and treated as indebtedness by the Company (provided that the maximum aggregate outstanding balance of indebtedness secured by such mortgages, purchase money mortgages, or other encumbrances, including such bonds, shall never be in excess of $100,000,000), liens for taxes, or loggers' liens, or mechanics' liens, or other liens arising by law out of the nature of the operations involved;

      7.05 Use of Proceeds. (a) Use any portion of the Loan proceeds, directly or indirectly, (i) to purchase or carry "margin stock" as such term is defined in Regulation G, T, U or X of the FRB, (ii) to repay or otherwise refinance indebtedness of the Company or others incurred to purchase or carry such margin stock, (iii) to extend credit for the purpose of purchasing or carrying any such margin stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Securities and Exchange Act of 1934, and regulations promulgated thereunder; or

      (b) directly or indirectly, use any portion of the Loan proceeds (i) knowingly to purchase Ineligible Securities from the Arranger during any period in which the Arranger makes a market in such Ineligible Securities,
(ii) knowingly to purchase during the underwriting or placement period Ineligible Securities being underwritten or privately placed by the Arranger, or (iii) to make payments of principal or interest on Ineligible Securities underwritten or privately placed by the Arranger and issued by or for the benefit of the Company or any Affiliate of the Company. The Arranger is a registered broker-dealer and permitted to underwrite and deal in certain Ineligible Securities; and "Ineligible Securities" means securities which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C. Section 24, Seventh), as amended; or

      7.06 ERISA. (a) engage in one or more prohibited transactions or violations of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably expected to result in liability of the Company in an aggregate amount in excess of $50,000,000; or (b) engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA, and the Company shall not suffer or permit any of its ERISA Affiliates to do any of the foregoing.

                                 ARTICLE VIII
                               EVENTS OF DEFAULT

      8.01 Events of Default. Any of the following shall constitute an "Event of Default":

            (a)   The Company shall fail to pay, within five (5)
      Business Days after the date when due, any installment of interest or principal or any other sum due under this Agreement in accordance with the terms hereof;

            (b) Any representation or warranty herein or in any agreement, instrument or certificate executed pursuant hereto or in connection with any transaction contemplated hereby shall prove to have been false or misleading in any material respect when made or when deemed to have been made;

            (c) A writ, execution or attachment, or any similar process, shall be levied against all or any substantial portion of the property of the Company or any Subsidiary or any judgment shall be entered against the Company or any Subsidiary in an amount in excess of $15,000,000 and such writ, execution, attachment, process or judgment is not released, bonded, satisfied, vacated or appealed from within 60 days after its levy or entry, or the total of all judgments against the Company and Subsidiaries outstanding at any time which have not been released, bonded, satisfied, vacated or appealed from within 60 days from the respective dates of entry thereof shall exceed $45,000,000 in the aggregate;

            (d) The Company or any Subsidiary shall fail to pay its debts generally as they come due, or shall file any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law, or any other law or laws for the relief of, or relating to, debtors;

            (e) An involuntary petition shall be filed under any bankruptcy statute against the Company or any Subsidiary, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) shall be appointed to take possession, custody, or control of the properties of the Company or any Subsidiary, unless such petition or appointment is set aside or withdrawn or ceases to be in effect within 45 days from the date of said filing or appointment;

            (f) (i) Any default shall occur under any other agreement involving the borrowing of money or the extension of credit under which the Company or any Subsidiary may be obligated as borrower having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $25,000,000, if such default consists of the failure to pay any such indebtedness when due or if such default causes (or upon a lapse of time or notice or both would cause) the acceleration of any such indebtedness or the termination of any commitment to lend, or if such default permits (or upon a lapse of time or notice or both would permit) the holder or holders of such indebtedness or beneficiary or beneficiaries of such indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to accelerate any indebtedness or to terminate any commitment to lend, or (ii) there occurs under any Swap Contract an Early Termination Date resulting from (1) any event of default under such Swap Contract as to which the Company or any Subsidiary is the Defaulting Party or (2) any Termination Event as to which the Company or any Subsidiary is an Affected Party, and, in either event, the Swap Termination Value owed by the Company or such Subsidiary as a result thereof is greater than $25,000,000; for purposes of this subsection (f), the terms "Early Termination Date", "Defaulting Party", "Termination Event", and "Affected Party" shall have the meanings assigned to them in the relevant Swap Contract, it being understood that such definitions contemplate Swap Contracts documented on International Swaps and Derivatives Association ("ISDA") standard forms; if such Swap Contract is not documented on an ISDA standard form, such terms shall be given similar or analogous meanings as used in such non-ISDA standard agreements

            (g) (i) Any one or more ERISA Events shall occur with respect to one or more Pension Plans or Multiemployer Plans which has or have resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $50,000,000; (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $50,000,000; or (iii) the Company or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment or payments with respect to its withdrawal liability under
      Section 4201 of ERISA under any one or more Multiemployer Plans, which payment or payments are in an aggregate amount in excess of $50,000,000;

            (h) The entering of a final order by any court or administrative agency requiring the Company or any Subsidiary to divest itself of such a substantial part of its assets that the ability of the Company to pay, when due and payable, either at the fixed maturity thereof or otherwise, the Loans or any part thereof, or any installment of interest thereon, or the principal of or interest on any other obligation for borrowed money, will be or may reasonably be expected to be materially adversely affected, which order is not subject to appeal or review by any court or as to which order the right to appeal or review has expired, and such order remains in effect for more than 60 days;

            (i) Any Person or related group of Persons (other than employees of the Company or its Subsidiaries and any Plan for the benefit of such employees) shall beneficially own or shall control by proxy or otherwise, or shall enter into any agreement to obtain any right to acquire, more than thirty percent (30%) of the Company's voting securities; or

            (j) The Company shall breach, or default under, any covenant, term, condition, provision, representation or warranty contained in this Agreement not specifically referred to in this Article, and, except in the case of a breach or default under Section 7.03, such breach or default shall continue for thirty days after the earlier of its discovery by any elected or appointed officer of the Company or written notice thereof to the Company by the Agent or any Bank.

      8.02 Remedies. If any Event of Default occurs, the Agent shall, at the request of, or may, with the consent of, the Majority Banks,

            (a)   declare the commitment of each Bank to make
      Committed Loans and the commitment of the Swingline Bank to make Swingline Loans to be terminated, whereupon such commitments shall be terminated;

            (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other document or instrument given in connection herewith to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and

            (c) exercise on behalf of itself and the Banks and Designated Bidders all rights and remedies available to it and the Banks and Designated Bidders under this Agreement, the Notes, or applicable law;

provided, however, that upon the occurrence of any event specified in subsection (d) or (e) of Section 8.01 (in the case of subsection (e) upon the expiration of the 45-day period mentioned therein), the obligation of each Bank to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Agent or any Bank or Designated Bidder.

      8.03 Rights Not Exclusive. The rights provided for in this Agreement and the other documents or instruments given in connection herewith are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

      8.04 Notice of Default. The Agent shall give notice to the Company under subsection 8.01(j) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

                                  ARTICLE IX
                                   THE AGENT

      9.01 Appointment and Authorization; "Agent". Each Bank and Designated Bidder hereby irrevocably (subject to Section 9.09) appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other document or instrument given in connection herewith and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any such document or instrument, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any such document or instrument, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank or Designated Bidder, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other document or instrument given in connection herewith or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties.

      9.02 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other document or instrument given in connection herewith by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

      9.03 Liability of Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other document or instrument given in connection herewith or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Banks or Designated Bidders for any recital, statement, representation or warranty made by the Company or any Subsidiary or affiliate of the Company, or any officer thereof, contained in this Agreement or in any other such document or instrument, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other document or instrument given in connection herewith, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other such document or instrument, or for any failure of the Company or any other party to any other such document or instrument to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank or Designated Bidder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other such document or instrument, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or affiliates.

      9.04  Reliance by Agent.

      (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other document or instrument given in connection herewith unless it shall first receive such advice or concurrence of the Majority Banks (or, when expressly required hereby, all of the Banks) as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Banks (or, when expressly required hereby, all of the Banks) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

      (b) For purposes of determining compliance with the conditions specified in Section 4.01, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank.

      9.05 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks or Designated Bidders, unless the Agent shall have received written notice from a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Agent will notify the Banks of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Banks in accordance with Article VIII; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks and Designated Bidders.

      9.06  Credit Decision.  Each Bank (which for purposes of this
Section 9.06 shall include each Designated Bidder) acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other documents or instruments given in connection herewith, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Agent, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of any of the Agent-Related Persons.

      9.07 Indemnification of Agent. Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), pro rata, from and against any and all Indemnified Liabilities; provided, however, that no Bank shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including attorney costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other document or instrument given in connection herewith, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive the payment of all obligations hereunder and the resignation or replacement of the Agent.

      9.08 Agent in Individual Capacity. BofA (or any successor agent) and its affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and affiliates as though BofA (or such successor agent) were not the Agent hereunder and without notice to or consent of the Banks or Designated Bidders. The Banks and the Designated Bidders acknowledge that, pursuant to such activities, BofA (or such successor agent) or its affiliates may receive information regarding the Company or its Subsidiaries or affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiaries or affiliates) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, BofA (or such successor) shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Banks" include BofA (or such successor) in its individual capacity.

      9.09 Successor Agent. The Agent may, and at the request of the Majority Banks shall, resign as Agent upon 30 days' notice to the Company and the Banks. If the Agent resigns under this Agreement, the Majority Banks shall appoint from among the Banks a successor agent for the Banks. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Banks and the Company, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. The Company may continue to deal with the retiring Agent as Agent hereunder until it receives notice of the appointment of such a successor agent. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article IX and Sections
10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent hereunder until such time, if any, as the Majority Banks appoint a successor agent as provided for above. If the Company has not received notice of the appointment of a successor agent within 30 days of the retiring Agent's notice of resignation, the Company shall deal directly with the Banks and Designated Bidders until it receives notice of the appointment of a successor agent as provided above. Notwithstanding the foregoing, however, BofA may not be removed as the Agent at the request of the Majority Banks unless BofA shall also simultaneously be replaced as "Swingline Bank" hereunder pursuant to documentation in form and substance reasonably satisfactory to BofA.

      9.10  Withholding Tax.

      (a) If any Bank (which for purposes of this Section 9.10 shall include any Designated Bidder) is a "foreign corporation, partnership or trust" within the meaning of the Code and such Bank claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Bank agrees with and in favor of the Agent, to deliver to the Agent:

            (i) if such Bank claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

            (ii) if such Bank claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Bank, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Bank and in each succeeding taxable year of such Bank during which interest may be paid under this Agreement, and IRS Form W-9; and

            (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

      Such Bank agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

      (b) If any Bank claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the obligations of the Company hereunder to such Bank, such Bank agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner such obligations of the Company to such Bank. To the extent of such percentage amount, the Agent will treat such Bank's IRS Form 1001 as no longer valid.

      (c) If any Bank claiming exemption from United States withholding tax by filing IRS Form 4224 with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the obligations of the Company hereunder to such Bank, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

      (d) If any Bank is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Bank not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

      (e) If the IRS or any other governmental authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered, was not properly executed, or because such Bank failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including attorney costs). The obligation of the Banks under this subsection shall survive the payment of all obligations and the resignation or replacement of the Agent.

                                   ARTICLE X
                                 MISCELLANEOUS

      10.01 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other document or instrument given in connection herewith, and no consent with respect to any departure by the Company therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks (or by the Agent at the written request of the Majority Banks) and the Company and acknowledged by the Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Banks and the Company and acknowledged by the Agent, do any of the following:

      (a) increase or extend the Commitment of any Bank (or reinstate any Commitment terminated pursuant to Section 8.02);

      (b) postpone or delay any date fixed by this Agreement or any other document or instrument given in connection herewith for any payment of principal, interest, fees or other amounts due to the Banks or the Designated Bidders (or any of them) hereunder or under any other such document or instrument;

      (c) reduce the principal of, or the rate of interest specified herein on, any Loan or (subject to clause (iii) below) any fees or other amounts payable hereunder or under any other document or instrument given in connection herewith;

      (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Banks or any of them to take any action hereunder; or

      (e) amend this Section, or Section 2.16, or any provision herein providing for consent or other action by all Banks;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Agent under this Agreement or any other document or instrument given in connection herewith, (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swingline Bank in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Swingline Bank under this Agreement or any other document or instrument given in connection herewith, and (iii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto.

      10.02 Notices.

      (a) All notices, requests and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by or to the Company by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on Schedule 10.02, and (ii) except in the case of a Notice of Borrowing, Notice of Conversion/
Continuation, or Competitive Bid Request, in which case the facsimile copy shall be deemed to be the operative original document, shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on
Schedule 10.02; or, if directed to the Company or the Agent, to such other address as shall be designated by such party in a written notice to the other parties, and if directed to any other party, at such other address as shall be designated by such party in a written notice to the Company and the Agent.

      (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective upon the next Business Day after delivery for overnight (next-day) delivery, or when transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery; except that notices pursuant to Article II or IX shall not be effective until actually received by the Agent.

      (c) Any agreement of the Agent and the Banks and Designated Bidders herein to receive certain notices by facsimile is solely for the convenience and at the request of the Company. The Agent and the Banks and Designated Bidders shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Company to give such notice and the Agent and the Banks and Designated Bidders shall not have any liability to the Company or other Person on account of any action taken or not taken by the Agent or the Banks or Designated Bidders in reliance upon such facsimile notice. The obligation of the Company to repay the Loans shall not be affected in any way or to any extent by any failure by the Agent and the Banks and Designated Bidders to receive written confirmation of any facsimile notice or the receipt by the Agent and the Banks and Designated Bidders of a confirmation which is at variance with the terms understood by the Agent and the Banks and Designated Bidders to be contained in the facsimile notice.

      10.03 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Bank or Designated Bidder, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

      10.04 Costs and Expenses.  The Company shall:

      (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse BofA (including in its capacity as Agent) within five Business Days after demand (subject to subsection 4.01(e)) for all costs and expenses incurred by BofA (including in its capacity as Agent) in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement and any other documents prepared in connection herewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable attorney costs incurred by BofA (including in its capacity as Agent) with respect thereto; and

      (b) pay or reimburse the Agent and each Bank and Designated Bidder within five Business Days after demand (subject to subsection 4.01(e)) for all costs and expenses (including attorney costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other document or instrument given in connection herewith during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any insolvency proceeding or appellate proceeding).

      10.05 Company Indemnification. Whether or not the transactions contemplated hereby are consummated, the Company shall indemnify and hold the Agent-Related Persons, and each Bank and Designated Bidder and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including attorney costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Agent or replacement of any Bank or Designated Bidder) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any insolvency proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Company shall have no obligation hereunder to any Indemnified Person with respect to (i) Indemnified Liabilities to the extent resulting from the gross negligence or willful misconduct of such Indemnified Person (ii) any violation of any banking law or regulation by such Indemnified Person, (iii) any liability as between or among any Indemnified Person or their respective shareholders and controlling persons, (iv) any default hereunder by any Person other than the Company, or (v) any Taxes or Other Taxes, except to the extent such Taxes or Other Taxes are indemnified against by other provisions of this Agreement. The agreements in this Section shall survive payment of all other obligations of the Company.

      10.06 Payments Set Aside. To the extent that the Company makes a payment to the Agent or the Banks or Designated Bidders, or the Agent or the Banks or Designated Bidders exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Bank or Designated Bidder in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any insolvency proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Bank severally agrees to pay (and to cause any Designated Bidder designated by it to pay) to the Agent upon demand its pro rata share of any amount so recovered from or repaid by the Agent.

      10.07 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent and each Bank.

      10.08 Assignments, Participations, etc.

      (a) Any Bank may, with the written consent of the Company at all times other than during the existence of an Event of Default and the Agent, which consents shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees (each an "Assignee") all, or any ratable (in the case of Committed Loans) part of all, of the Loans, the Commitments and the other rights and obligations of such Bank hereunder, in a minimum amount of $10,000,000; provided, however, that the Company and the Agent may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company and the Agent by such Bank and the Assignee; (ii) such Bank and its Assignee shall have delivered to the Company and the Agent an Assignment and Acceptance substantially in the form of Exhibit E ("Assignment and Acceptance") together with any Note or Notes subject to such assignment and (iii) the assignor Bank or Assignee has paid to the Agent a processing fee in the amount of $3,000. In connection with any assignment by the Swingline Bank, its Swingline Commitment may be in whole or in part included as part of the assignment transaction, and the Assignment and Acceptance may be appropriately modified to include an assignment and delegation of its Swingline Commitment and any outstanding Swingline Loans.

      (b) From and after the date that the Agent notifies the assignor Bank that it has received (and provided its consent with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee,
(i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under this Agreement and the other documents or instruments given in connection herewith, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder and under such documents or instruments have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations hereunder and under such other documents and instruments.

      (c) Within five Business Days after its receipt of notice by the Agent that it has received an executed Assignment and Acceptance and payment of the processing fee (and provided that it consents to such assignment if required under subsection 10.08(a)), the Company shall execute and deliver to the Agent, new Notes evidencing such Assignee's assigned Loans and Commitment and, if the assignor Bank has retained a portion of its Loans and its Commitment, a replacement Note in the form of Exhibit I in the principal amount of the Commitment retained by the assignor Bank (such Note to be in exchange for, but not in payment of, the Note with respect to Committed Loans held by such Bank, which shall be returned to the Company concurrently with the delivery by the Company of the replacement Note). Immediately upon each Assignor's or Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce the Commitment of the assigning Bank pro tanto.

      (d) Any Bank or Designated Bidder may at any time sell to one or more commercial banks or other Persons not affiliates of the Company (a "Participant") participating interests in any Loans, the Commitment of that Bank and the other interests of that Bank or Designated Bidder (the "Originator") hereunder and under the other documents and instruments given in connection herewith; provided, however, that (i) the Originator's obligations under this Agreement shall remain unchanged, (ii) the Originator shall remain solely responsible for the performance of such obligations, (iii) the Company and the Agent shall continue to deal solely and directly with the Originator in connection with the Originator's rights and obligations under this Agreement and the other documents and instruments given in connection herewith, and (iv) no Bank shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other document or instrument given in connection herewith, except to the extent such amendment, consent or waiver would require unanimous consent of the Banks as described in the first proviso to Section 10.01. In the case of any such participation, the Participant shall not have any rights under this Agreement, or any of the other documents or instruments given in connection herewith, and all amounts payable by the Company hereunder shall be determined as if such Originator had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank or Designated Bidder (as the case may be) under this Agreement.

      (e) Notwithstanding any other provision in this Agreement, any Bank or Designated Bidder may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and the Notes held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

      10.09 Designated Bidders. Any Bank from time to time may designate one Designated Bidder to have a right to offer and make Bid Loans pursuant to
Section 2.06; provided, however, that (i) no such Bank may make more than 3 such designations, (ii) each such Bank making any such designation shall retain the right to make Bid Loans, and (iii) the parties to each such designation shall execute and deliver to the Agent a Designation Agreement. Upon its receipt of an appropriately completed Designation Agreement executed by a designating Bank and a designee representing that it is a Designated Bidder, the Agent will accept such Designation Agreement and give prompt notice thereof to the Company, whereupon such designation of such Designated Bidder shall become effective and such designee shall become a party to this Agreement as a "Designated Bidder."

      10.10 Confidentiality. Each Bank and Designated Bidder agrees to take and to cause its affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information provided to it by the Company or any Subsidiary, or by the Agent on such Company's or Subsidiary's behalf, under this Agreement or any other document or instrument given in connection herewith, and neither it nor any of its affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other documents and instruments given in connection herewith or in connection with other business now or hereafter existing or contemplated with the Company or any Subsidiary, except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by such Bank or Designated Bidder in breach of this
Section 10.10, or (ii) was or becomes available on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company known to such Bank or Designated Bidder; provided, however, that any Bank or Designated Bidder may disclose such information (A) at the request or pursuant to any requirement of any governmental authority to which such Bank or Designated Bidder is subject or in connection with an examination of such Bank or Designated Bidder by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Agent, any Bank or Designated Bidder or their respective affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other document or instrument given in connection herewith; (F) to such Bank's or Designated Bidder's independent auditors and other professional advisors;
(G) to any Participant or Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Banks hereunder; and (H) as to any Bank or Designated Bidder or its affiliates, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company or any Subsidiary is party or is deemed party with such Bank or Designated Bidder or such affiliate.

      10.11 Set-off. In addition to any rights and remedies of the Banks and Designated Bidders provided by law, if an Event of Default exists or the Loans have been accelerated, each Bank and each Designated Bidder is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Bank or Designated Bidder to or for the credit or the account of the Company against any and all obligations of the Company owing to such Bank or Designated Bidder, now or hereafter existing, irrespective of whether or not the Agent or such Bank or Designated Bidder shall have made demand under this Agreement or any document or instrument given in connection herewith and although such obligations may be contingent or unmatured. Each Bank and each Designated Bidder agrees promptly to notify the Company and the Agent after any such set-off and application made by such Bank or Designated Bidder; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

      10.12 Notification of Addresses, Lending Offices, Etc. Each Bank and each Designated Bidder shall notify the Agent in writing of any changes in the address to which notices to such Bank or Designated Bidder should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

      10.13 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

      10.14 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

      10.15 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Company, the Banks, the Designated Bidders, the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other documents or instruments given in connection herewith.

      10.16 Certain Interpretive Provisions.

      (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

      (b) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

      (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced; (ii) the term "including" is not limiting and means "including but not limited to;" and (iii) in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

      (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of this Agreement, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

      (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

      (f) This Agreement and other documents or instruments given in connection herewith may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

      (g) References to "attorney costs" in this Agreement or in the Notes or any other document or instrument given in connection herewith means and includes all fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

      (i) This Agreement and the other documents and instruments given in connection herewith are the result of negotiations among and have been reviewed by counsel to the Agent, the Company and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Banks, the Designated Bidders, the Swingline Bank or the Agent merely because of the Agent's, Banks', Designated Bidders' or Swingline Bank's involvement in their preparation.

      10.17 Governing Law. THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA; PROVIDED THAT THE AGENT AND THE BANKS AND DESIGNATED BIDDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

      10.18 Arbitration; Reference Proceeding.

      (a) The Company, the Banks, the Designated Bidders and the Agent each agree that any controversy or claim between or among the parties, including but not limited to those arising out of or relating to this Agreement or any other document or instrument given in connection herewith, and any claim based on or arising from an alleged tort related hereto or thereto, shall at the request of any party be determined by arbitration. The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9,
U.S. Code), notwithstanding any choice of law provision in this Agreement, and under the Commercial Rules of the American Arbitration Association ("AAA"). The arbitrators shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrators. Judgment upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

      (b) Notwithstanding the provisions of subsection (a), no controversy or claim shall be submitted to arbitration without the consent of all parties if, at the time of the proposed submission, such controversy or claim arises from or relates to an obligation to the Agent or any Bank or Designated Bidder which is secured by real property collateral located in California. If all parties do not consent to submission of such a controversy or claim to arbitration, the controversy or claim shall be determined as provided in subsection (c).

      (c) A controversy or claim which is not submitted to arbitration as provided and limited in subsections (a) and (b) shall, at the request of any party, be determined by a reference in accordance with California Code of Civil Procedure Sections 638 et seq. If such an election is made, the parties shall designate to the court a referee or referees selected under the auspices of the AAA in the same manner as arbitrators are selected in AAA-sponsored proceedings. The presiding referee of the panel, or the referee if there is a single referee, shall be an active attorney or retired judge. Judgment upon the award rendered by such referee or referees shall be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645.

      (d) No provision of this Section shall limit the right of any party to this Agreement to exercise self-help remedies such as set-off, to foreclose against or sell any real or personal property collateral or security or to obtain provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of either party to resort to arbitration or reference. At the Majority Banks' option, foreclosure under a deed of trust or mortgage may be accomplished either by exercise of power of sale under the deed of trust or mortgage or by judicial foreclosure.

      10.19 Entire Agreement. This Agreement, together with the other documents and instruments given in connection herewith, including the Notes and the Fee Letter, embodies the entire agreement and understanding among the Company, the Banks and the Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

      In Witness Whereof, the parties hereto have executed this Agreement by their duly authorized officers as of the day and year first above written.


                                    LOUISIANA-PACIFIC CORPORATION



                                    By:
                                    Title:      Chairman and Chief
                                                Executive Officer



                                    By:
                                    Title:      Vice President, Treasurer
                                                and Controller



                                    BANK OF AMERICA NATIONAL TRUST
                                    AND SAVINGS ASSOCIATION,
                                    as Agent



                                    By:
                                    Title:      Vice President



                                    BANK OF AMERICA NATIONAL TRUST
                                    AND SAVINGS ASSOCIATION, as a Bank



                                    By:
                                    Title:      Managing Director



                                    ABN AMRO BANK N.V.
                                    By:   ABN AMRO
                                          North America,
                                          Inc., as its agent



                                    By:
                                    Title:


                                    By:
                                    Title:


                                    FIRST INTERSTATE BANK OF
                                    OREGON, N.A.



                                    By:
                                    Title:


                                    ROYAL BANK OF CANADA



                                    By:
                                    Title:



                                    SOCIETE GENERALE



                                    By:
                                    Title:


                                    By:
                                    Title:



                                    THE BANK OF NOVA SCOTIA



                                    By:
                                    Title:


                                    By:
                                    Title:



                                    THE CHASE MANHATTAN BANK, N.A.




                                    By:
                                    Title:



                                    THE FIRST NATIONAL BANK OF CHICAGO



                                    By:
                                    Title:

                                    UNITED STATES NATIONAL BANK OF
                                    OREGON



                                    By:
                                    Title:


                                    By:
                                    Title:

                                    WACHOVIA BANK OF GEORGIA, N.A.



                                    By:
                                    Title:



                                    WELLS FARGO BANK, N.A.



                                    By:
                                    Title:

                                 SCHEDULE 2.01


                                  COMMITMENTS
                              AND PRO RATA SHARES



                                                           Pro Rata
               Bank                       Commitment         Share
---------------------------------         ----------       ---------

Bank of America National
Trust and Savings Association           $ 50,000,000     16.666666668%


ABN AMRO Bank N.V.                        25,000,000      8.333333333

First Interstate Bank
of Oregon, N.A.                           25,000,000      8.333333333


Royal Bank of Canada                      25,000,000      8.333333333


Societe Generale                          25,000,000      8.333333333


The Bank of Nova Scotia                   25,000,000      8.333333333


The Chase Manhattan Bank, N.A.            35,000,000     11.666666667


The First National Bank
of Chicago                                20,000,000      6.666666667


United States National
Bank of Oregon                            25,000,000      8.333333333


Wachovia Bank of Georgia, N.A.            35,000,000     11.666666667


Wells Fargo Bank, N.A.                    10,000,000      3.333333333
                                         ------------     ------------


        TOTAL                           $300,000,000    100.000000000%
                                         ============    =============

                               SCHEDULE 5.14(c)



      The Company's subsidiary, Ketchikan Pulp Company ("KPC"), participates in the Alaska Loggers Association Retirement Plan ("Plan"), a non-collectively bargained, multiple employer, defined benefit plan which covers approximately 700 active, retired, and terminated hourly employees of KPC. Contributions to the Plan are made by participating employers on a cents-per-hour basis, as determined by the Plan's actuary. On an ongoing basis, it is estimated that there is no unfunded liability for the Plan. If KPC were to terminate its participation in the Plan currently, the Company estimates that the liability to KPC would be approximately $2 million.

      The Company maintains the Louisiana-Pacific Retirement Plan ("Plan") covering its hourly employees. With the exception of certain hourly employees at one small location of the Company, no employee whose employment commenced after December 31, 1994, shall become a participant in the Plan and no further benefits accrue to participants after said date. The Plan covers approximately 13,900 active, terminated, and retired employees of the Company. Contributions to the Plan are made in accordance with the requirements of ERISA and the recommendations of the Plan's actuary. On an ongoing basis, it is estimated that there is no unfunded liability for the Plan. If the Company were to terminate the Plan, the estimated unfunded liability for the Plan (based on current interest rates) would be approximately $29 million.

                                SCHEDULE 10.02


                    OFFSHORE AND DOMESTIC LENDING OFFICES,
                             ADDRESSES FOR NOTICES




LOUISIANA-PACIFIC CORPORATION

Address for notices:

Louisiana-Pacific Corporation
111 S.W. Fifth Avenue
Portland, OR  97204
Attn:  William L. Hebert
        Treasurer and CFO
Telephone:  503/221-0800
Facsimile:  503/796-0319


BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION,
  as Agent

Address for notices:

Bank of America National Trust
and Savings Association
Agency Management Services #5596
1455 Market Street, 12th Floor
San Francisco, California 94103
Attn:  Ivo Bakovic
        Vice President
Telephone: 415/436-2789
Facsimile: 415/436-2700

Address for payments:

Bank of America National Trust
and Savings Association
1850 Gateway Blvd.
Concord, CA  94520
ABA # 121-000-358 SF
Attn:  Agency Management Services #5596
For credit to Bancontrol Account No. 12334-15135
Ref:  Louisiana-Pacific Corporation

BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION,
  as a Bank

Address for Notices (other than Borrowing notices and Notices of Conversion/Continuation):

Bank of America National Trust
and Savings Association
Credit Products #3838
555 California Street, 41st Floor
San Francisco, CA  94104
Attn:  Michael J. Balok
Telephone: 415/622-2018
Facsimile: 415/622-4585

Domestic and Offshore Lending Office:

1850 Gateway Boulevard, Fourth Floor
Concord, California 94520
Attn:  Terry Peach
Telephone:  510/675-7350
Facsimile:  510/675-7531


ABN AMRO BANK N.V.

Address for notices:

ABN AMRO Bank N.V.
600 University Street
Suite 2323
Seattle, WA  98101
Attn:  David McGinnis
Telephone: 206/587-0342
Facsimile: 206/682-5641

Domestic and Offshore Lending Office:

600 University Street
Suite 2323
Seattle, WA  98101
Attn:  Suzanne Smith
Telephone:  206/587-0281
Facsimile:  206/682-5641


FIRST INTERSTATE BANK OF OREGON, N.A.

Address for notices:

Oregon Corporate Division
1300 S.W. Fifth Avenue T-19
Portland, OR  97208
Attn:  Marcia J. Janner
        Vice President
Telephone: 503/220-4855
Telex:  360118 FIORE PLT
Facsimile: 503/225-3162

Domestic and Offshore Lending Office:

Oregon Corporate Division
1300 S.W. Fifth Avenue
Portland, OR  97201
Attn:  Marcia J. Janner
       Vice President
Telephone: 503/220-4855
Facsimile: 503/225-3162


ROYAL BANK OF CANADA

Address for notices:

Grand Cayman (North America No. 1) Branch
c/o New York Branch
Financial Square, 23rd Floor
New York, NY  10005-3531
Attn:  Gail Zapata
        Assistant Manager, Credit Administration
Telephone: 212/428-6321
Facsimile: 212/428-2372

      with a copy to:

600 Wilshire Boulevard
Suite 800
Los Angeles, CA  90017
Attn:  Brian W. Dixon
       Senior Manager
Telephone: 213/955-5316
Facsimile: 213/955-5350

Domestic and Offshore Lending Office:

Grand Cayman (North America No. 1) Branch
c/o New York Branch
Financial Square, 23rd Floor
New York, NY  10005-3531


SOCIETE GENERALE

Address for notices:

1 Montgomery #3220
San Francisco, CA  94104
Attn:  Alec Neville
       Vice President
Telephone: 415/433-8400
Facsimile: 415/989-9922

Domestic and Offshore Lending Office:

2029 Century Park East #2900
Los Angeles, CA  90067
Attn:  Tulinh Wu
       Corporate Assistant
Telephone: 310/788-7117
Facsimile: 310/203-0539


THE BANK OF NOVA SCOTIA

Address for notices:

888 S.W. Fifth Avenue
Suite 750
Portland, OR  97204-2078
Attn:  Sharon Bishop Bloch
       Relationship Manager
Telephone: 503/222-3148
Facsimile: 503/222-5502

Domestic and Offshore Lending Office:

888 S.W. Fifth Avenue
Suite 750
Portland, OR  97204-2078
Attn:  Sharon Bishop Bloch
       Relationship Manager
Telephone: 503/222-3148
Facsimile: 503/222-5502


THE CHASE MANHATTAN BANK, N.A.

Address for notices:

The Chase Manhattan Bank, N.A.
1 Chase Manhattan Plaza
New York, NY 10081
Attn:  Nancy A. Bridgman
        Vice President
Telephone: 212/552-6193
Telex:  62910 CMB UW
Facsimile: 212/552-7773


Domestic and Offshore Lending Office:

2 Chase Manhattan Plaza, 5th Floor
New York, NY 10081
Attn:  Patrice Sneed
Telephone: 212/552-5407
Facsimile: 212/552-4455

THE FIRST NATIONAL BANK OF CHICAGO

Address for notices:

777 South Figueroa Street, 4th Floor
Los Angeles, CA  90017-5800

Attn:  Michael P. Gage
        Vice President
Telephone: 213/683-4976
Facsimile: 213/683-4949

Domestic and Offshore Lending Office:

One First National Plaza
10th Floor, Suite 0634
Chicago, IL  60670
Attn:  James Graham
        Customer Service Officer
Telephone: 312/732-7112
Facsimile: 312/732-4840


UNITED STATES NATIONAL BANK OF OREGON

Address for notices:

555 S.W. Oak Street
(PL-4)
Portland, OR  97204
Attn:  Janice T. Thede
       Vice President
Telephone: 503/275-4942
Facsimile: 503/275-5428

Domestic and Offshore Lending Office:

555 S.W. Oak Street
(PL-7)
Portland, OR  97204
Attn:  Loretta Frazier
Telephone: 503/275-6558
Facsimile: 503/275-4600


WACHOVIA BANK OF GEORGIA, N.A.

Address for notices:

First Wachovia Corporate Services
U.S. Corporate, MC0371
191 Peachtree Street, N.E.
Atlanta, CA  30303

Attn:  Michael Kerner
        Banking Officer
Telephone: 404/332-6756
Telex: 4611015
Facsimile: 404/332-6898

Domestic and Offshore Lending Office:

First Wachovia Corporate Services
U.S. Corporate, MC0371
191 Peachtree Street, N.E.
Atlanta, CA  30303
Attn:  Karen Swain
Telephone: 404/332-6445
Facsimile: 404/332-6898


WELLS FARGO BANK, N.A.

Address for notices:

Corporate Banking Group
420 Montgomery Street, 9th Floor
San Francisco, CA  94163
Attn:  John Huber
        Vice President
Telephone: 415/396-2257
Telex: 184904 Wells UT
Facsimile: 415/421-1352

Domestic and Offshore Lending Office:

420 Montgomery Street, 9th Floor
San Francisco, CA  94163
Attn:  Teresa Croce
Telephone: 415/396-3629
Facsimile: 415/989-4319

                                   EXHIBIT A

                          FORM OF NOTICE OF BORROWING


                                          Date:                  ,


To: Bank of America National Trust and Savings Association as Agent for the Banks and Designated Bidders parties to the Credit Agreement dated as of February 16, 1996 (as extended, renewed, supplemented, amended or restated from time to time, the "Agreement") among Louisiana-Pacific Corporation, certain Banks which are signatories thereto and Bank of America National Trust and Savings Association, as agent for the Banks and Designated Bidders (in such capacity, the "Agent")


Ladies and Gentlemen:

      The undersigned, Louisiana-Pacific Corporation (the "Company"), refers to the Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Sections [2.03] [2.07] and 4.02 of the Agreement, of the Borrowing specified below:

            1.  The Business Day of the proposed Borrowing is
      ________________, _____.

            2.  The aggregate amount of the proposed Borrowing is $
          .

            [3.  The Borrowing is to be comprised of $            of [Base
      Rate] [Offshore Rate] Committed Loans.]

                                      or

            [3.  The Borrowing is to be comprised of a Swingline Loan.]

            4. [If applicable:] The duration of the Interest Period for the Offshore Rate Committed Loans included in the Borrowing shall be _____ months.

      The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

            (a) the representations and warranties of the Company contained in Article V (exclusive of Section 5.13) of the Agreement are true and correct as though made on and as of such date;

            (b) the financial statements most recently supplied to the Banks under both subsections 6.07(a) and 6.07(b) have been prepared in accordance with the provisions of such subsections as of the dates and periods therein specified, and since such dates and periods there has been no change in the Company's consolidated financial condition or results of operations sufficient to impair the Company's ability to repay the Loans in accordance with the terms of the Agreement, and neither the Company nor any Subsidiary has any contingent obligations, liabilities for taxes or other outstanding financial obligations which are material in the aggregate to the Company, except as have been disclosed in such financial statements, or as have been otherwise previously disclosed to the Banks in writing;

            (c) no Default or Event of Default exists or would result from such proposed Borrowing; and

            (d) the proposed Borrowing will not cause (i) the aggregate principal amount of all outstanding Loans to exceed the combined Commitments of the Banks, or (ii) the aggregate principal amount of all outstanding Swingline Loans to exceed the Swingline Commitment.


                                          LOUISIANA-PACIFIC CORPORATION



                                          By:

                                          Title:

                                   EXHIBIT B

                   FORM OF NOTICE OF CONVERSION/CONTINUATION



                                                Date:                  ,


To: Bank of America National Trust and Savings Association, as Agent for the Banks and Designated Bidders parties to the Credit Agreement dated as of February 16, 1996 (as extended, renewed, supplemented, amended or restated from time to time, the "Agreement") among Louisiana-Pacific Corporation, certain Banks which are signatories thereto and Bank of America National Trust and Savings Association, as agent for the Banks and Designated Bidders (in such capacity, the "Agent")

Ladies and Gentlemen:

      The undersigned, Louisiana-Pacific Corporation (the "Company"), refers to the Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.04 of the Agreement, with respect to the [conversion] [continuation] of the Committed Loans specified herein, that:

            1.  The Conversion/Continuation Date is             , ______.

            2.  The aggregate amount of the Committed Loans to be [converted]
      [continued] is $              .

            3. The Committed Loans are to be [converted into] [continued as] [Offshore Rate] [Base Rate] Committed Loans.

            4. [If applicable:] The duration of the Interest Period for the Committed Loans included in the [conversion] [continuation] shall be months.


                                          LOUISIANA-PACIFIC CORPORATION



                                          By:
                                          Title:

                                   EXHIBIT C


                         LOUISIANA-PACIFIC CORPORATION
                        FORM OF COMPLIANCE CERTIFICATE


                                    Financial
                                    Statement Date:              , ____


      Reference is made to that certain Credit Agreement dated as of February 16, 1996 (as extended, renewed, supplemented, amended or restated from time to time, the "Agreement") among Louisiana-Pacific Corporation, a Delaware corporation (the "Company"), the several financial institutions from time to time parties to the Agreement (the "Banks") and Bank of America National Trust and Savings Association, as agent for the Banks and Designated Bidders (in such capacity, the "Agent"). Unless otherwise defined herein, capitalized terms used herein have the respective meanings assigned to them in the Agreement.

      The undersigned responsible officer of Louisiana-Pacific Corporation hereby certifies as of the date hereof that he/she is the of the Company and that, as such, he/she is authorized to execute and deliver this Certificate to the Banks and the Agent on the behalf of the Company and its consolidated Subsidiaries, and that:

[Use the following paragraph if this Certificate is delivered in connection with the financial statements required by subsection 6.07(a) of the Agreement.]

      1. Attached as Schedule 1 hereto are (a) a true and correct copy of the unaudited consolidated summary balance sheets of the Company and its Subsidiaries as of the end of the fiscal quarter ended __________, _____, and
(b) the related unaudited consolidated summary statements of income, shareholders' equity, and cash flows for the period commencing on the first day of such quarter and on the first day of the fiscal year and, in each case, ending on the last day of such quarter. Such financial statements were prepared in accordance with GAAP (subject only to ordinary, good faith year-end audit adjustments, the summary nature of such statements, and the absence of footnotes) and fairly present, in all material respects, the consolidated financial position and results of operations of the Company and its Subsidiaries.

                                      or

[Use the following paragraph if this Certificate is delivered in connection with the financial statements required by subsection 6.07(b) of the Agreement.]

      1. Attached as Schedule 1 hereto are (a) a true and correct copy of the audited consolidated balance sheets of the Company and its Subsidiaries as at the end of the fiscal year ended _______________, _____ and (b) the related consolidated statements of income, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, and (i) accompanied by the opinion of an independent public accountant or accountants selected by the Company and acceptable to the Majority Banks (the "Independent Auditor") which report states that such consolidated financial statements are complete and correct and have been prepared in accordance with GAAP, without qualification arising out of the scope of the audit, and fairly present, in all material respects, the consolidated financial position of the Company and its Subsidiaries for the periods indicated and on a basis consistent with prior periods; and (ii) further accompanied by the Independent Auditor's certificate that in the course of making their audit they obtained no knowledge of any existing unremedied Default or Event of Default by the Company under the Agreement, or a statement by the Independent Auditor disclosing any such defaults if any are found. Such financial statements were prepared in accordance with GAAP and fairly present, in all material respects, the consolidated financial position and results of operations of the Company and its Subsidiaries.

      2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and conditions (financial or otherwise) of the Company during the accounting period covered by the attached financial statements.

      3. To the best of the undersigned's knowledge, the Company, during such period, has observed, performed or satisfied all of its covenants and other agreements, and satisfied every condition in the Agreement to be observed, performed or satisfied by the Company, and the undersigned has no knowledge of any Default or Event of Default.

      4. The following financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate. Attached hereto as Schedule 3 is a statement from the Independent Auditor that it has reviewed such analyses and information and that they are true and correct.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate as of
                 ,      .


                                    LOUISIANA-PACIFIC CORPORATION



                                    By:

                                    Title:

                                                                                   Sequential
Exhibit                             Description of Exhibit                         Page Number
-------                             ----------------------                         -----------


                                                       Date:
                                                                 -------------, -----
                                                       For the fiscal quarter/year
                                                       ended
                                                                 -------------, -----

                                          SCHEDULE 2
                                 to the Compliance Certificate
                                        ($ in 000's)(1)


                                         Actual                 Required/Permitted

1.  Section 7.01 Funded Debt to Net Worth Ratio.

    the ratio of:

    A.  the sum of:

        (i)   indebtedness for
              borrowed monies
                                          ------------

        (ii)  lease obligations for
              payment of industrial
              revenue and pollution
              control bonds
                                          ------------

        (iii) Purchase Money
              Indebtedness
                                          ------------

        (iv)  prepayment deposits
              for sales contracts
                                          ------------

        (v)   unfunded litigation
              reserves
                                          ------------

        =     (i) + (ii) + (iii) +
              (iv) + (v)            =
                                          ------------






-----------------------
      (1) All calculations on a consolidated basis and in accordance with GAAP.

                                                                                   Sequential
Exhibit                             Description of Exhibit                         Page Number
-------                             ----------------------                         -----------

    B.  Net Worth:

        the sum of:

        (i)   capital accounts
                                          ------------

        (ii)  debt subordinated to
              the Loans and other
              sums now or hereafter
              owed to the Agent or
              the Banks or
              Designated Bidders
              with respect to the
              Loans or otherwise
              under the Agreement or
              the Notes by
              arrangements or
              agreements in form and
              substance satisfactory
              to the Majority Banks
                                          ------------

        =     (i) + (ii) + (iii)    =
                                          ------------

   =                  A             =                   Not to exceed 1:00 to 1:00
                      B             ------------
                                          ------------

2.  Interest Coverage Ratio.

    the ratio of:

    A.  the sum of:

        (i)   (a) net income (or net
              loss) for the four
              quarter fiscal period
              then ended                  ------------

                   less

              (b) extraordinary
              losses or gains and
              the cumulative effect
              of changes in
              accounting principles
                                          ------------
              (a) - (b) =
                                          ------------
        (ii)  interest expense to
              the extent included in
              determining net income
              (or net loss) for the
              four quarter fiscal
              period then ended
                                          ------------
        =     (i) + (ii) + (iii)    =
                                          ------------



    B.  interest expense (including
        capitalized interest) for
        the four quarter fiscal
        period then ended
                                          ------------
   =                  A             =
                      B
                                          ------------
                                          ------------

                                EXHIBIT D-1






                            February ____, 1996




To the Banks and the Agent referred to below
c/o Bank of America National Trust
  and Savings Association, as Agent
1455 Market Street, 12th Floor
San Francisco, California  94103

    Subject: Credit Agreement ("Agreement"), dated as of February 16, 1996, among Louisiana-Pacific Corporation ("Company"), the banks named on the signature pages of the Agreement ("Banks"), and Bank of America National Trust and Savings Association as agent for Banks ("Agent")

Ladies and Gentlemen:

            We have acted as counsel for Company in connection with the transactions contemplated by the Agreement. This opinion is being delivered to you pursuant to Section 4.01(b) of the Agreement. All capitalized terms used herein and not otherwise defined herein shall have the same meanings as in the Agreement.

            In connection with this opinion, we have examined and relied upon the Agreement (as to factual matters) and such records, documents, certificates of public officials and officers of Company (without independent verification by us of the assertions made therein), made such inquiries of officers of Company and considered such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein. We have assumed the genuineness of all signatures, other than those of Company on the Agreement, of all persons executing agreements, instruments, or documents examined or relied upon by us. We have assumed the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed, or photostatic copies. We have assumed the due execution and delivery pursuant to due authorization by Banks and Agent of the Agreement and all other instruments and agreements required thereunder (collectively, "Transaction Documents"), and that each of Banks and Agent have the power to enter into and perform their respective obligations under the Transaction Documents.

            Whenever our opinion herein is indicated to be based on our knowledge, it is intended to signify the actual knowledge after due inquiry of the attorneys of Miller, Nash, Wiener, Hager & Carlsen who have provided legal services in connection with the transactions contemplated by the Agreement (specifically, John J. DeMott and Catherine
A. Shaw).

            With respect to the opinions expressed herein, the rights and obligations under the Transaction Documents and the enforceability thereof are subject to:

            (i) limitations imposed by bankruptcy, insolvency, reorganization, and other similar laws and related court decisions of general applicability relating to or affecting creditors' rights generally;

            (ii) limitations on the availability of equitable remedies;

            (iii) the effect of judicial decisions which have held that certain provisions are unenforceable where the enforcement would violate an implied covenant of good faith and fair dealing or would be commercially unreasonable or where the breach is not material;

            (iv) limitations on the enforceability of provisions expressly or by implication waiving broadly or vaguely stated rights, or waiving rights granted by law where such waivers are against public policy, or cannot be waived by consent;

            (v) limitations on the enforceability of provisions that rights or remedies are not exclusive, that every right or remedy is cumulative, or that the election of a particular remedy or remedies does not preclude recourse to one or more other remedies;

            (vi) limitations on the enforceability of provisions providing that a Transaction Document may be amended or waived only in writing to the extent that the parties have orally agreed to modify provisions of a Transaction Document; and

            (vii) limitations on the enforceability of provisions providing for a party to be indemnified with respect to its own unlawful conduct, negligence, recklessness, or willful misconduct, or otherwise in a manner contrary to public policy.

            In rendering the opinions herein, we are acting only as members of the Bar of the state of Oregon and are not expressing our views as to the laws, rules, and regulations of any jurisdiction other than the laws, rules, and regulations of the state of Oregon, the corporate laws, rules, and regulations of the State of Delaware, and United States federal law, rules, and regulations. Our opinion as to any document or instrument governed by the laws of any other jurisdiction is limited to the extent that such document or instrument would be governed by the laws of the state of Oregon.

            Based upon and subject to the foregoing and any other qualifications stated herein, we are of the opinion that:

            1. Company is a corporation duly organized and existing under the laws of Delaware.

            2. The execution, delivery, and performance by Company of the Agreement and any instrument or agreement required thereunder are within Company's powers, have been duly authorized, and are not in conflict with the terms of the certificate of incorporation or bylaws of Company, or to our knowledge any material instrument or agreement to which Company is a party or by which Company is bound or affected.

            3. No approval, consent, or other action by, or notice to or filing with, any governmental authority is necessary in connection with the execution, delivery, and performance by Company of the Agreement or any instrument or agreement required thereunder.

            4.    There is no law, rule, or regulation
      applicable to Company nor, to our knowledge, is there any judgment, decree or order of any court or governmental authority binding on Company or any Subsidiary, which would be contravened by the execution, delivery, or performance by Company of the Agreement or any instrument or agreement required thereunder.

            5. The Agreement has been duly executed and delivered by Company and is, and each of the Notes when duly executed and delivered will be, a legal, valid, and binding agreement of Company, enforceable against Company in accordance with its terms.

            6. Except as disclosed in reports filed by Company with the Securities and Exchange Commission or as set forth on Exhibit A attached hereto, to our knowledge, there are no suits, proceedings, claims, or disputes pending or threatened against or affecting Company or any Subsidiary or their respective properties, the adverse determination of which might materially adversely affect Company's consolidated financial condition or operations or materially impair Company's ability to perform its obligations under the Agreement or under any instrument or agreement required thereunder.

            7. The execution, delivery, and performance of the Agreement and any instrument or agreement required thereunder will not conflict with or contravene any of Regulations G, T, U and X promulgated by the Board of Governors of the Federal Reserve System.

            8. None of the Company, any Person controlling the Company, or any Subsidiary, is an "investment company" within the meaning of the Investment Company Act of 1940.

            The information set forth herein is as of the date hereof. We assume no obligation to advise you of changes which may thereafter be brought to our attention.

            This opinion is solely for the use of Agent, Banks, Designated Bidders, Assignees, and Participants in connection with the transactions contemplated by the Agreement and may not be used or relied upon for any other purpose.

                        Very truly yours,

                        MILLER, NASH, WIENER, HAGER & CARLSEN

                                 EXHIBIT A


                        Certain Litigation Matters



            In January 1996, an action entitled International Paper Company v. Mark A. Suwyn and Louisiana-Pacific Corporation was instituted in the United States District Court for the Southern District of New York claiming that Mr. Suwyn's employment as chief executive officer of the Company violated the terms of a previous employment agreement with the plaintiff. The complaint seeks an injunction prohibiting Mr. Suwyn from continuing his employment with the Company for 18 months and other relief.

            In January 1996, the Company received a notice of suspension from the United States Environmental Protection Agency ("EPA") stating that, because of criminal proceedings pending against the Company in Colorado, agencies of the federal government would be prohibited from purchasing from the Company's Northern Division. Under recently revised regulations of the United States Department of Agriculture, such action may also have the effect of barring the Company's Northern Division from purchasing timber from the United States Forest Service. The Company is seeking to overturn or modify the EPA action.

            In January 1996, an action entitled Stewart v. Louisiana-Pacific Corporation was instituted in the United States District Court for the District of Colorado. Plaintiff seeks to represent a purported class consisting generally of owners and purchasers of buildings in which the Company's OSB panels are used for flooring, subflooring, or underlayment. The complaint seeks damages in an unspecified amount and equitable relief by reason of alleged fraud, misrepresentation, negligence, breach of warranty, and deceptive trade practices related to alleged improprieties in testing, certification, and marketing of OSB structure panels and alleged premature deterioration of OSB panels.

                                  EXHIBIT D-2




                               February 16, 1996




Bank of America National Trust and Savings Association, as Agent
1455 Market Street, 12th Floor
San Francisco, CA  94103

Banks listed on Schedule A attached hereto

            Re:   Louisiana-Pacific Corporation Credit Agreement

Mesdames and Gentlemen:

      We have acted as special California counsel for Bank of America National Trust and Savings Association, as agent (the "Agent") under the Credit Agreement (the "Agreement") dated as of February 16, 1996 among Louisiana-Pacific Corporation (the "Company"), the Agent, and the Banks listed on Schedule A attached hereto. This opinion is furnished to you pursuant to
Section 4.01(b)(ii) of the Agreement.

      We have examined an original or a copy of the Agreement and the form of the Notes (collectively, the "Documents"). Unless otherwise defined herein, terms defined in the Agreement shall have the same meanings herein.

      In addition, we have examined such records, documents, and certificates of public officials and considered such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein.

      We have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies. In making our examination of the Documents, we have assumed that each party to the Documents (including each Assignee becoming a Bank or Designated Bidder hereafter) has the power and authority to execute and deliver, and to perform and observe the provisions of, the Documents and has duly authorized, executed and delivered the Documents. We have also assumed that the Documents constitute the legal, valid and binding obligation of each party to the Documents (including each Assignee becoming a Bank or Designated Bidder hereafter) other than the Company.

      We have assumed that each of the Banks and Designated Bidders (including each Assignee becoming a Bank or Designated Bidder hereafter) is an exempt lender under the California usury law.

      We call your attention to the arbitration provision of the Agreement and to the existence of differences between the arbitral and judicial processes. We have based our opinion upon an assessment of legal authorities which would be applicable in judicial proceedings.

      Based upon and subject to the exceptions and qualifications set forth herein, we are of the opinion that the Agreement constitutes, and each Note when duly executed and delivered by the Company will constitute, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

      The opinion expressed herein is subject to the following further qualifications and exceptions:

            (1)   The effect of bankruptcy, insolvency,
      reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination.

            (2) Limitations imposed by general principles of equity upon the availability of equitable remedies or the enforcement of provisions of the Documents; and the effect of judicial decisions which have held that certain provisions are unenforceable where their enforcement would violate the implied covenant of good faith and fair dealing, or would be commercially unreasonable.

            (3) We express no opinion as to the effect on the opinions expressed herein of (a) the compliance or non-compliance of any party to the Documents (including each Assignee becoming a Bank or Designated Bidder hereafter) with any laws or regulations applicable to it, or (b) the legal or regulatory status or the nature of the business of any such party.

            (4) The enforceability of provisions of the Documents providing for indemnification or contribution, to the extent such indemnification or contribution is against public policy.

            (5) The enforceability of provisions of the Documents providing for arbitration of disputes to the extent that arbitration of a particular dispute would be against public policy.

            (6) The enforceability of provisions of the Documents which purport to establish evidentiary standards or to make determinations conclusive.

            (7) The enforceability of provisions of the Documents that establish the circumstances under which rights of set-off may be exercised.

            (8) The effect of judicial decisions which may permit the introduction of extrinsic evidence to modify the terms or the interpretation of the Documents.

            (9) The effect of California law which provides that where a contract permits one party to the contract to recover attorney's fees, the prevailing party in any action to enforce any provision of the contract shall be entitled to recover its reasonable attorney's fees notwithstanding the absence of a written agreement to such effect.

            (10) The enforceability of certain provisions of the Documents expressly or by implication waiving broadly or vaguely stated rights, or waiving rights granted by law where such waivers are against public policy.

            (11) The enforceability of provisions of the Documents providing that rights or remedies are not exclusive, that every right or remedy is cumulative, or that the election of a particular remedy or remedies does not preclude recourse to one or more other remedies.

            (12) The enforceability of a requirement that provisions of the documents may only be modified in writing to the extent that an oral agreement has been executed modifying provisions of the Documents.

            (13) The enforceability of provisions of the Documents imposing or which are construed as effectively imposing penalties or forfeitures.

      We express no opinion as to matters governed by any laws other than the substantive laws of the State of California (without reference to its choice-of-law rules).

      This opinion is solely for your benefit and may not be relied upon by any other person other than Assignees becoming Banks or Designated Bidders hereafter, nor may copies be delivered to any person other than Participants, Assignees, and your professional advisors and regulatory authorities, in each case without our prior written consent.

                                    Very truly yours,




                                    Morrison & Foerster LLP

                                  SCHEDULE A



Bank of America National Trust and Savings Association

ABN AMRO Bank N.V.

First Interstate Bank of Oregon, N.A.

Royal Bank of Canada

Societe Generale

The Bank of Nova Scotia

The Chase Manhattan Bank, N.A.

The First National Bank of Chicago

United States National Bank of Oregon

Wachovia Bank of Georgia, N.A.

Wells Fargo Bank, N.A.

                                   EXHIBIT E

                  FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT



                                    This ASSIGNMENT AND ACCEPTANCE AGREEMENT
(this "Assignment and Acceptance") dated as of __________, _____ is made between ______________________________ (the "Assignor") and
__________________________ (the "Assignee").


                                   RECITALS

                                    WHEREAS, the Assignor is party to that
certain Credit Agreement dated as of February 16, 1996 (as extended, renewed, supplemented, amended or restated, the "Agreement") among Louisiana-Pacific Corporation, a Delaware corporation (the "Company"), the several financial institutions from time to time party thereto (including the Assignor, the "Banks"), and Bank of America National Trust and Savings Association, as agent for the Banks and the Designated Bidders (the "Agent"). Any terms defined in the Agreement and not defined in this Assignment and Acceptance are used herein as defined in the Agreement;

                                    WHEREAS, as provided under the Agreement,
the Assignor has committed to making committed loans (the "Committed Loans") to the Company in an aggregate amount not to exceed $__________ (the "Commitment") and has agreed to offer to provide the Company with Bid Loans from time to time in the Assignor's sole discretion;

                                    WHEREAS, [the Assignor has made Committed
Loans in the aggregate principal amount of $__________ to the Company [, and Bid Loans in the aggregate principal amount of $___________] to the Company] [no Committed Loans are outstanding under the Agreement] [no Bid Loans are outstanding under the Agreement]; and

                                    WHEREAS, the Assignor wishes to assign to
the Assignee [part of the] [all] rights and obligations of the Assignor under the Agreement in respect of [(i)] its Commitment [,together with a corresponding portion of each of its outstanding Committed Loans,] in an amount equal to $__________ (the "Assigned Amount"), [and (ii) its outstanding Bid Loans in an amount equal to $_____________,] in each case on the terms and subject to the conditions set forth herein and the Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor on such terms and subject to such conditions;

                                    NOW, THEREFORE, in consideration of the
foregoing and the mutual agreements contained herein, the parties hereto agree as follows:


                                    1.Assignment and Acceptance.

                                    (a)Subject to the terms and conditions of
this Assignment and Acceptance, (i) the Assignor hereby sells, transfers and assigns to the Assignee, and (ii) the Assignee hereby purchases, assumes and undertakes from the Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance) __% (the "Assignee's Percentage Share") of (A) the Commitment [and the Committed Loans] of the Assignor, [and] (B) [$__________ in principal amount of outstanding Bid Loans, and (C)] all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Agreement and the documents and instruments given by the Company in connection therewith.

                                    [If appropriate, add paragraph specifying
payment to Assignor by Assignee of outstanding principal of, accrued interest on, and fees with respect to, Committed Loans and Bid Loans assigned.]

                                    (b)With effect on and after the Effective
Date (as defined in Section 5 hereof), the Assignee shall be a party to the Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Bank under the Agreement, including the requirements concerning confidentiality and the payment of indemnification, with a Commitment in an amount equal to the Assigned Amount. The Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Agreement are required to be performed by it as a Bank. It is the intent of the parties hereto that the Commitment of the Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Amount and the Assignor shall relinquish its rights and be released from its obligations under the Agreement to the extent such obligations have been assumed by the Assignee; provided, however, the Assignor shall not relinquish its rights under Sections 10.04 and 10.05 of the Agreement to the extent such rights relate to the time prior to the Effective Date.

                                    (c)After giving effect to the assignment
and assumption set forth herein, on the Effective Date the Assignee's Commitment will be $__________.

                                    (d)After giving effect to the assignment
and assumption set forth herein, on the Effective Date the Assignor's Commitment will be $__________.

                                    2.Payments.

                                    (a)As consideration for the sale,
assignment and transfer contemplated in Section 1 hereof, the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount equal to $__________, in respect of the Assignee's Percentage Share of the principal amount of all Committed Loans of the Assignor [and $___________ in respect of the principal amount of Bid Loans previously made, and currently owed, by the Company to the Assignor under the Credit Agreement and outstanding on the Effective Date].

                                    (b)The [Assignor] [Assignee] further
agrees to pay to the Agent a processing fee in the amount specified in subsection 10.08(a) of the Agreement.

                                    3.Reallocation of Payments.

                                    Any interest, fees and other payments
accrued to the Effective Date with respect to the Commitment[,] [Bid Loans,] [and] Committed Loans of the Assignor shall be for the account of the Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Amount [and Bid Loans assigned hereunder] shall be for the account of the Assignee. Each of the Assignor and the Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the two preceding sentences and pay to the other party any such amounts which it may receive promptly upon receipt.

                                    4.Independent Credit Decision.

                                    The Assignee (a) acknowledges that it has
received a copy of the Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements referred to in
Section 6.07 of the Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance; and (b) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Agreement.

                                    5.Effective Date; Notices.

                                    (a)As between the Assignor and the
Assignee, the effective date for this Assignment and Acceptance shall be __________, _____ (the "Effective Date"); provided that the following conditions precedent have been satisfied on or before the Effective Date:

                  (i) this Assignment and Acceptance shall be executed and delivered by the Assignor and the Assignee;

                 (ii) the consent of the Company and the Agent required for an effective assignment of the Assigned Amount by the Assignor to the Assignee under Section 10.08(a) of the Agreement shall have been duly obtained and shall be in full force and effect as of the Effective Date;

                (iii) the Assignee shall pay to the Assignor all amounts due to the Assignor under this Assignment and Acceptance;

                 (iv)   the Assignee shall have complied with
subsection 9.10(a) of the Agreement (if applicable); and

                  (v) the processing fee referred to in Section 2(b) hereof and in Section 10.08(a) of the Agreement shall have been paid to the Agent.

            (b) Promptly following the execution of this Assignment and Acceptance, the Assignor shall deliver to the Company and the Agent for acknowledgment by the Agent, a Notice of Assignment in the form attached hereto as Schedule 1.

      6.    Agent.

            [(a)] The Assignee hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Agreement as are delegated to the Agent by the Banks pursuant to the terms of the Agreement.

[INCLUDE ONLY IF ASSIGNOR IS AGENT: (b) The Assignee shall assume no duties or obligations held by the Assignor in its capacity as Agent under the Agreement.]

      7.    Withholding Tax.

      The Assignee (a) represents and warrants to the Assignor, the Agent and the Company that under applicable law and treaties no tax will be required to be withheld by the Assignor with respect to any payments to be made to the Assignee hereunder, (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to the Agent and the Company prior to the time that the Agent or the Company is required to make any payment of principal, interest or fees hereunder, duplicate executed originals of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein the Assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax on all payments hereunder) and agrees to provide new Forms 4224 or 1001 upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by the Assignee, and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

      8.    Representations and Warranties.

            (a) The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien or other adverse claim;
(ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder; (iii) except for the notice required by Section 5(b) hereof, no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and
(iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

            (b) The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Agreement or any other instrument or document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of the Company, or the performance or observance by the Company of any of its respective obligations under the Agreement or any other instrument or document furnished in connection therewith.

            (c) The Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder; (ii) except for the notice required by
Section 5(b) hereof, no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance; and apart from any agreements or undertakings or filings required by the Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles; and (iv) it is an Eligible Assignee.

      9.    Further Assurances.

      The Assignor and the Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to the Company or the Agent, which may be required in connection with the assignment and assumption contemplated hereby.

      10.   Miscellaneous.

            (a) Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other or further breach thereof.

            (b) All payments made hereunder shall be made without any set-off or counterclaim.

            (c) The Assignor and the Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.

            (d) This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

            (e) THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF CALIFORNIA. The Assignor and the Assignee each irrevocably submit to the non-exclusive jurisdiction of any State or Federal court sitting in California over any suit, action or proceeding arising out of or relating to this Assignment and Acceptance and irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such California State or Federal court. Each party to this Assignment and Acceptance hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

            (f) THE ASSIGNOR AND THE ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE, THE AGREEMENT, ANY RELATED DOCUMENTS AND AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER ORAL OR WRITTEN).

            [Other provisions to be added as may be negotiated between the Assignor and the Assignee, provided that such provisions are not inconsistent with the Agreement.]

      IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.


                                                 [ASSIGNOR]


                                    By:

                                    Title:


                                    By:

                                    Title:

                                    Address:




                                                 [ASSIGNEE]


                                    By:

                                    Title:


                                    By:

                                    Title:

                                    Address:

                                  SCHEDULE 1

                      NOTICE OF ASSIGNMENT AND ACCEPTANCE


                                                        _______________, _____


Bank of America National Trust
  and Savings Association, as Agent
1455 Market Street, 12th Floor
San Francisco, CA  94103
Attn:  Agency Management Services #5596

Louisiana-Pacific Corporation
111 S.W. Fifth Avenue
Portland, OR  97204


Ladies and Gentlemen:

      We refer to the Credit Agreement dated as of February 16, 1996 (as extended, renewed, supplemented, amended or restated from time to time, the "Agreement") among Louisiana-Pacific Corporation (the "Company"), the Banks referred to therein and Bank of America National Trust and Savings Association and as agent for the Banks and the Designated Bidders (the "Agent"). Terms defined in the Agreement are used herein as therein defined.

      1. We hereby give you notice of, and request your consent to(1), the assignment by __________________ (the "Assignor") to _______________ (the
"Assignee") of _____% of the right, title and interest of the Assignor in and to the Agreement (including, without limitation, the right, title and interest of the Assignor in and to the Commitment of the Assignor [and all outstanding Committed Loans made by the Assignor]) [and $________ of outstanding Bid Loans made by the Assignor thereunder], pursuant to the Assignment and Acceptance Agreement attached hereto (the "Assignment and Acceptance"). Before giving effect to such assignment the Assignor's Commitment is $ ___________ [, and the aggregate amount of its outstanding Committed Loans is $_____________ [and Bid Loans is $______________]]. After giving effect to such assignment the Assignor's Commitment is $ ___________ [, and the aggregate amount of its outstanding Committed Loans is $_____________ [and Bid Loans is $______________]], and the Assignee's Commitment is $ ___________ [, and the aggregate amount of its outstanding Committed Loans is $_____________ [and Bid Loans is $______________]].

      2. The Assignee agrees that, upon receiving the consent of the Agent and, if applicable, the Company, to such assignment, the Assignee will be bound by the terms of the Agreement as fully and to the same extent as if the Assignee were the Bank originally holding such interest in the Agreement.

      3.    The following administrative details apply to the Assignee:

_____________________________
(1) See Section 10.08 of the Credit Agreement regarding circumstances under which Company consent is required.

            (A)   Notice Address:

                  Assignee name: __________________________
                  Address:  _______________________________
                              _______________________________
                              _______________________________
                  Attention:  _____________________________
                  Telephone:  (___) _______________________
                  Telecopier:  (___) ______________________
                  Telex (Answerback):  ____________________

            (B)   Payment Instructions:

                  Account No.:  ___________________________
                        At:       ___________________________
                                  ___________________________
                                 ___________________________
                  Reference:    ___________________________
                  Attention:    ___________________________

      4. You are entitled to rely upon the representations, warranties and covenants of each of the Assignor and Assignee contained in the Assignment and Acceptance.

      IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.


                                    Very truly yours,


                                    [NAME OF ASSIGNOR]


                                    By:

                                    Title:


                                    By:

                                    Title:


                                    [NAME OF ASSIGNEE]


                                    By:

                                    Title:


                                    By:

                                    Title:


ACKNOWLEDGED AND ASSIGNMENT
CONSENTED TO:


LOUISIANA-PACIFIC CORPORATION


By:

Title:  __________________________


BANK OF AMERICA NATIONAL TRUST AND
  SAVINGS ASSOCIATION, as Agent


By: __________________________
          Vice President

                                   EXHIBIT F

                    FORM OF INVITATION FOR COMPETITIVE BIDS




Via Facsimile



To the Banks [and Designated Bidders] Listed on Schedule A attached hereto:



Ladies and Gentlemen:

      Reference is made to that certain Credit Agreement dated as of February 16, 1996 (as extended, renewed, supplemented, amended or restated from time to time, the "Agreement"), among Louisiana-Pacific Corporation (the "Company"), the Banks party thereto, and Bank of America National Trust and Savings Association, as Agent for the Banks and the Designated Bidders (the "Agent"). Capitalized terms used herein have the meanings specified in the Agreement.

      Pursuant to subsection 2.06(b) of the Agreement, you are hereby invited to submit offers to make Bid Loans to the Company based on the following specifications:

      1.    The Business Day of the proposed Bid Borrowing is
_______________, ____.

      2. The aggregate amount of the proposed Bid Borrowing is $___________________.

      3. The proposed Bid Borrowing to be made pursuant to Section 2.06 shall be comprised of [LIBOR] [Absolute Rate] Bid Loans.

      4. The duration of the Interest Period[s] for the Bid Loans comprised in the Borrowing shall be _____________, [_________________] [and
            ___________________].

      5. [if applicable] The Interest Payment Date[s] for the Bid Loans comprised in the Borrowing shall be _____________, [_________________] [and ___________________].

      All Competitive Bids must be in the form of Exhibit H to the Agreement and must be received by the Agent no later than 6:30 a.m. (or, in the case of a Competitive Bid by the Agent or an affiliate of the Agent in the capacity of a Bank or Designated Bidder, 6:15 a.m.) (San Francisco time) on
______________, ____.

                              BANK OF AMERICA NATIONAL TRUST
                              AND SAVINGS ASSOCIATION, as Agent



                              By: _____________________________
                                         Vice President

                                  Schedule A

List of Banks [and Designated Bidders]



Bank of America National Trust
 and Savings Association, as a Bank

      Facsimile: (415) 622-____


[Bank]


      Facsimile: (___) ___-____


[Bank]


      Facsimile: (___) ___-____


[Bank]


      Facsimile: (___) ___-____


[Bank]


      Facsimile: (___) ___-____

EXHIBIT G

FORM OF COMPETITIVE BID REQUEST


                                                        ________________, ____


Bank of America National Trust
 and Savings Association, as Agent
1455 Market Street, 12th Floor
San Francisco, CA 94103
Attention:  Agency Management Services #5596

Ladies and Gentlemen:

      Reference is made to the Credit Agreement dated as of February 16, 1996 (as extended, renewed, supplemented, amended or restated from time to time, the "Agreement"), by and among Louisiana-Pacific Corporation (the "Company"), the Banks party thereto, and Bank of America National Trust and Savings Association, as Agent for the Banks and the Designated Bidders (the "Agent"). Capitalized terms used herein have the meanings specified in the Agreement.

      This is a Competitive Bid Request for Bid Loans pursuant to Section 2.06 of the Agreement as follows:

      (i)  The Business Day of the proposed Bid Borrowing is ______________,
____.

      (ii) The aggregate amount of the proposed Bid Borrowing is $___________________.

      (iii) The proposed Bid Borrowing to be made pursuant to Section 2.06 shall be comprised of [LIBOR] [Absolute Rate] Bid Loans.

      (iv) The Interest Period[s] for the Bid Loans comprised in the Borrowing shall be __________________, [____________________] and
[______________________].

      (v) [if applicable] The Interest Payment Date[s] for the Bid Loans comprised in the Borrowing shall be _____________, [_________________] [and
___________________].


      The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

            (a) the representations and warranties of the Company contained in Article V (exclusive of Section 5.13) of the Agreement are true and correct as though made on and as of such date;

            (b) the financial statements most recently supplied to the Banks under both subsections 6.07(a) and 6.07(b) have been prepared in accordance with the provisions of such subsections as of the dates and periods therein specified, and since such dates and periods there has been no change in the Company's consolidated financial condition or results of operations sufficient to impair the Company's ability to repay the Loans in accordance with the terms of the Agreement, and neither the Company nor any Subsidiary has any contingent obligations, liabilities for taxes or other outstanding financial obligations which are material in the aggregate to the Company, except as have been disclosed in such financial statements, or as have been otherwise previously disclosed to the Banks in writing;

            (c) no Default or Event of Default exists or would result from such proposed Borrowing; and

            (d) the proposed Borrowing will not cause the aggregate principal amount of all outstanding Loans to exceed the combined Commitments of the Banks.

                                    LOUISIANA-PACIFIC CORPORATION



                                    By: _________________________

                                    Title: ______________________

                                   EXHIBIT H

                            FORM OF COMPETITIVE BID



________________, ____


Bank of America National Trust
 and Savings Association, as Agent
1455 Market Street, 12th Floor
San Francisco, CA 94103
Attention: Agency Management Services #5596

Ladies and Gentlemen:

      Reference is made to the Credit Agreement dated as of February 16, 1996 (as amended from time to time, the "Agreement") by and among Louisiana-Pacific Corporation (the "Company"), the Banks party thereto, and Bank of America National Trust and Savings Association, as Agent for the Banks and the Designated Bidders (the "Agent"). Capitalized terms used herein have the meanings specified in the Agreement.

      In response to the Competitive Bid Request of the Company dated _____________, ____ and in accordance with subsection 2.06(c)(ii) of the Agreement, the undersigned Bank offers to make [a] Bid Loan[s] thereunder in the following principal amount[s] at the following interest rates for the following Interest Period[s] [with the following Interest Payment Date[s]]:

Date of Borrowing:
                    ---------------, ---

      Principal               [Principal              [Principal
      Amount $                 Amount $          ]     Amount $          ]
              ----------               ----------              ----------

      Interest:                Interest:               Interest:
     [Absolute                [Absolute               [Absolute
      Rate   %,   %,   %]      Rate   %,   %,   %]     Rate   %,   %,   %]
           --   --   --             --   --   --            --   --   --

     [Libor Bid Margin        [Libor Bid Margin       [Libor Bid Margin
      +/-  %, +/-  %,          +/-  %, +/-  %,         +/-  %, +/-  %,
         --      --               --      --              --      --
      +/-  %]                  +/-  %]                 +/-  %]
         --                       --                      --

      Interest                 Interest                Interest
      Period                   Period                  Period
             ----------               ----------              ----------

     [Interest Payment        [Interest Payment       [Interest Payment
      Date[s]           ]      Date[s]           ]     Date[s]           ]
              ----------               ----------              ----------

                                    [NAME OF BANK OR DESIGNATED BIDDER]



                                    By:
                                         -------------------------------
                                    Title:
                                            ----------------------------

                                 EXHIBIT I


                        FORM OF COMMITTED LOAN NOTE



$                                                     _____________, ____
                                                San Francisco, California



            FOR VALUE RECEIVED, the undersigned, Louisiana-Pacific Corporation, a Delaware corporation (the "Company"), hereby promises to
pay to the order of                     (the "Bank") [(i)] the principal
sum of              Dollars ($           ) or, if less, the aggregate
unpaid principal amount of all Committed Loans made by the Bank to the Company pursuant to the Credit Agreement, dated as of February 16, 1996 (such Agreement, as it may be extended, renewed, supplemented, amended or restated from time to time, being hereinafter called the "Agreement"), among the Company, the Bank, the other banks parties thereto and Bank of America National Trust and Savings Association, as Agent for the Banks and the Designated Bidders [, together with (ii) the principal amount of any outstanding Swingline Loans made by the Bank as Swingline Bank, in each case(1)], on the dates and in the amounts provided in the Agreement. The Company further promises to pay interest on the unpaid principal amount of the Committed Loans [and Swingline Loans] evidenced hereby from time to time at the rates, on the dates, and otherwise as provided in the Agreement.

            The Bank is authorized to endorse the amount and the date on which each Committed Loan [or Swingline Loan] is made, the maturity date therefor and each payment of principal with respect thereto on the schedules annexed hereto and made a part hereof, or on continuations thereof which shall be attached hereto and made a part hereof; provided, that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect any obligation of the Company under the Agreement and this Committed Loan Note (the "Note").

            This Note is one of the Notes referred to in, and is entitled to the benefits of, the Agreement, which Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

            Terms defined in the Agreement are used herein with their defined meanings therein unless otherwise defined herein. This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of California applicable to contracts made and to be performed entirely within such State.

                              LOUISIANA-PACIFIC CORPORATION



                              By:

                              Title:
____________________________

                                                       Schedule A to Note



                BASE RATE COMMITTED LOANS AND REPAYMENT OF BASE
                   RATE COMMITTED LOANS [AND SWINGLINE LOANS]


                (2)   (3)                (4)
              Amount        Maturity              Amount of
              of Base       Date of       Base Rate
             Rate Com-     Base Rate      Committed
            mitted Loan  Committed Loan   Loan [or
   (1)       [or Swing-    [or Swing-     Swingline     Notation
   Date      line Loan ]   line Loan]    Loan] Repaid    Made By

                                                             Schedule B to Note



                OFFSHORE RATE COMMITTED LOANS AND REPAYMENT OF
                         OFFSHORE RATE COMMITTED LOANS




                (2)           (3)            (4)
             Amount of     Maturity Date  Amount of
             Offshore      of Offshore    Offshore Rate    (5)
    (1)      Rate Commit-  Rate Commit-   Loan Commit-   Notation
   Date       ted Loan     ted Loan        ted Repaid    Made By

                                 EXHIBIT J


                           FORM OF BID LOAN NOTE


________________, ____                          San Francisco, California


           FOR VALUE RECEIVED, the undersigned, Louisiana-Pacific Corporation, a Delaware corporation (the "Company"), hereby promises to
pay to the order of                     (the "Bid Loan Lender") the
aggregate unpaid principal amount of all Bid Loans made by the Bid Loan Lender to the Company pursuant to the Credit Agreement, dated as of February 16, 1996 (such Agreement, as it may be extended, renewed, supplemented, amended or restated from time to time, being hereinafter called the "Agreement"), among the Company, the Bid Loan Lender, the other banks parties thereto and Bank of America National Trust and Savings Association, as Agent for the Banks and the Designated Bidders, on the dates and in the amounts provided in the Agreement. The Company further promises to pay interest on the unpaid principal amount of the Bid Loans evidenced hereby from time to time at the rates, on the dates, and otherwise as provided in the Agreement.

           The Bid Loan Lender is authorized to endorse the amount and the date on which each Bid Loan is made, the maturity date therefor and each payment of principal with respect thereto on the schedules annexed hereto and made a part hereof, or on continuations thereof which shall be attached hereto and made a part hereof; provided, that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect any obligation of the Company under the Agreement and this Bid Loan Note (the "Note").

           This Note is one of the Notes referred to in, and is entitled to the benefits of, the Agreement, which Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

           Terms defined in the Agreement are used herein with their defined meanings therein unless otherwise defined herein. This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of California applicable to contracts made and to be performed entirely within such State.



                                   LOUISIANA-PACIFIC CORPORATION




                                   By:

                                   Title:

                                                        Schedule A to Note


                 ABSOLUTE RATE BID LOANS AND REPAYMENT OF
                         ABSOLUTE RATE BID LOANS


                 (2)           (3)            (4)
            Amount of     Maturity Date   Amount of        (5)
   (1)      Absolute Rate of Absolute    Absolute Rate  Notation
   Date     Bid Loan      Rate Bid Loan  Loan Bid Repaid Made By

                                                        Schedule B to Note


                     LIBOR BID LOANS AND REPAYMENT OF
                             LIBOR BID LOANS


                (2)           (3)           (4)
              Amount of   Maturity Date   Amount of       (5)
   (1)         LIBOR        of LIBOR      LIBOR Bid     Notation
   Date       Bid Loan      Bid Loan     Loan Repaid    Made By

                                 EXHIBIT K

                           DESIGNATION AGREEMENT


                                                Date: ______________, ____



          Reference is made to the Credit Agreement dated as of February 16, 1996 (as extended, renewed, supplemented, amended or restated from time to time, the "Agreement") among Louisiana-Pacific Corporation, a Delaware corporation (the Company"), the Banks (as such term is defined in the Agreement) and Bank of America National Trust and Savings Association, as Agent for the Banks and the Designated Bidders (the "Agent"). Terms defined in the Agreement are used herein with the same meaning.

          ________________________________ (the "Designator") and
___________________ (the "Designee") hereby agree as follows:

          1. The Designator hereby designates the Designee, and the Designee hereby accepts such designation, to have a right to make Bid Loans pursuant to Section 2.06 of the Agreement.

          2. The Designator makes no representation or warranty and assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Agreement or any other instrument or document furnished pursuant thereto and (ii) the financial condition of the Company or the performance or observance by the Company of any of its obligations under the Agreement or any other instrument or document furnished pursuant thereto.

          3. The Designee (i) confirms that it has received a copy of the Agreement, together with copies of the financial statements referred to in Section [5.13] [6.07] thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Designation Agreement; (ii) agrees that it will, independently and without reliance upon the Agent, the Designator or any other Bank or Designated Bidder and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement;
(iii) confirms that it is an entity qualified to be a Designated Bidder;
(iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Agreement are required to be performed by it as a Designated Bidder; and (vi) specifies as its Lending Office with respect to Bid Loans (and address for notices) the office(s) set forth beneath its name on the signature page hereof.

          4. Following the execution of this Designation Agreement by the Designator and its Designee, it will be delivered to the Agent for acceptance by the Agent. The effective date of this Designation Agreement shall be the date of acceptance thereof by the Agent, unless otherwise specified on the signature page hereto (the "Effective Date").

          5. Upon such acceptance and recording by the Agent, as of the Effective Date, the Designee shall be a party to the Agreement as a "Designated Bidder" with a right to make Bid Loans pursuant to Section
2.06 of the Agreement and the rights and obligations of a Designated Bidder related thereto.

          6. This Designation Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

          IN WITNESS WHEREOF, the parties hereto have caused this Designation Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

Effective Date*:

________________, ____                  [NAME OF DESIGNATOR]

                                        By: _________________________

                                        Title: ______________________



                                        [NAME OF DESIGNEE]

                                        By: _________________________

                                        Title: ______________________


                                        Lending Office (and
                                        address for notices)
                                        [Address]

Accepted this ___ day
of ____________, ____


BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION, as Agent


By: ___________________
    Vice President


___________________

* This date should be no earlier than the date of acceptance by the Agent.